Exhibit 99 Jefferies Financial Group Inc. 2020 Investor Meeting Thursday, October 15, 2020Exhibit 99 Jefferies Financial Group Inc. 2020 Investor Meeting Thursday, October 15, 2020

Important Disclosures

Forward Looking Statements. Certain statements contained herein may constitute "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, regarding Jefferies Financial Group Inc., Jefferies Group LLC and their respective subsidiaries. These forward-looking statements reflect the respective issuer's current views relating to, among other things, future revenues, earnings, operations, and other financial results, and may include statements of future performance, plans, and objectives. Forward-looking statements may also include statements pertaining to an issuer's strategies for the future development of its business and products. These forward-looking statements are not historical facts and are based on the respective issuer's management expectations, estimates, projections, beliefs and certain other assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. It is possible that the actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, the cautionary statements and risks set forth in the respective issuer's Annual and Quarterly Reports and other reports or documents filed with, or furnished to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with each respective issuer's Consolidated Financial Statements and the Notes thereto contained in the Annual, Quarterly and Periodic Reports filed by such issuer that are also accessible on the SEC website at sec.gov. Any forward-looking statements made by an issuer herein are unique to that issuer and are not to be attributed as statements made or endorsed by any other issuer.

Not an Offer. These materials are provided for shareholders of Jefferies Financial Group Inc. and are for informational purposes only. These materials do not constitute an offer to sell, or a solicitation of an offer to buy, any security or instrument, or a solicitation of interest in any fund, account or strategy described herein.

Performance Information. Past performance is not necessarily indicative of future results.

See pages 66-71 at the back of this presentation for endnotes.

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Jefferies

2020 Investor Meeting Agenda

Start Time	Session	Speaker(s)
9:00 AM	Overview	Rich Handler, CEO Brian Friedman, President
9.30 AM	Financial Review	Matt Larson, CFO, Jefferies Group Teri Gendron, CFO
9:50 AM	Investment Banking	Chris Kanoff, Acting Global Head of Investment Banking
10:10 AM	Equities	Pete Forlenza, Global Head of Equities
10:30 AM	Fixed Income	Fred Orlan, Global Head of Fixed Income
10:50 AM	Leucadia Asset Management	Sol Kumin, Co-President of Leucadia Asset Management Nick Daraviras, Co-President of Leucadia Asset Management
11:05 AM	Merchant Banking	Jimmy Hallac, Managing Director
11:20 AM	Q & A	

See pages 66-71 at the back of this presentation for endnotes.

3

Jefferies

Net Revenues and Earnings Since 1990 ($ Millions) Predecessor Successor (1) Jefferies Group Net Revenues $4,336 Investment Banking Fixed Income $4,000 Equities Asset Management & Other $3,000 $2,395 $2,177 $2,000 $1,205 $1,000 $617 $365 $144 - (1)(2) Jefferies Group Net Earnings $597 $600 $240 $300 $183 $157 $55 $29 $7 - ($300) ($600) 1990 1995 2000 2005 2010 2015 LTM Q3'20 See pages 66-71 at the back of this presentation for endnotes. 4Net Revenues and Earnings Since 1990 ($ Millions) Predecessor Successor (1) Jefferies Group Net Revenues $4,336 Investment Banking Fixed Income $4,000 Equities Asset Management & Other $3,000 $2,395 $2,177 $2,000 $1,205 $1,000 $617 $365 $144 - (1)(2) Jefferies Group Net Earnings $597 $600 $240 $300 $183 $157 $55 $29 $7 - ($300) ($600) 1990 1995 2000 2005 2010 2015 LTM Q3'20 See pages 66-71 at the back of this presentation for endnotes. 4

Jefferies Financial Group – Our Strategy Our strategy is straightforward and has been consistently executed § Continue to drive growth in our core business of Investment Banking, Capital Markets and Asset Management ─ Maintain focus on clients, culture and long-term value creation ─ Invest in people to continue to gain market share and in technology to continue to increase productivity ─ Disciplined management of headcount and operating expenses ─ Maintain a conservative and efficient balance sheet, liquidity and risk profile § Finish simplifying our structure ─ Manage down smartly our legacy Merchant Banking portfolio § Drive shareholder value ─ Produce consistent and growing double digit ROTE at Jefferies Financial Group, as Jefferies Group becomes an ever larger port ion of our overall business ─ Return excess capital to shareholders through buybacks and dividends Our consolidated results and continued capital return for the first nine months of FY20 – against the backdrop of a challenging operating environment – demonstrate the durability, operating leverage and momentum of our firm and business model See pages 66-71 at the back of this presentation for endnotes. 5Jefferies Financial Group – Our Strategy Our strategy is straightforward and has been consistently executed § Continue to drive growth in our core business of Investment Banking, Capital Markets and Asset Management ─ Maintain focus on clients, culture and long-term value creation ─ Invest in people to continue to gain market share and in technology to continue to increase productivity ─ Disciplined management of headcount and operating expenses ─ Maintain a conservative and efficient balance sheet, liquidity and risk profile § Finish simplifying our structure ─ Manage down smartly our legacy Merchant Banking portfolio § Drive shareholder value ─ Produce consistent and growing double digit ROTE at Jefferies Financial Group, as Jefferies Group becomes an ever larger port ion of our overall business ─ Return excess capital to shareholders through buybacks and dividends Our consolidated results and continued capital return for the first nine months of FY20 – against the backdrop of a challenging operating environment – demonstrate the durability, operating leverage and momentum of our firm and business model See pages 66-71 at the back of this presentation for endnotes. 5

Evolution to a Pure Financial Services Firm 2016 2017 2018 2019 2020 YTD 2016 Jefferies Group began latest phase of Investment Banking hiring and expansion Jefferies Group Fixed Income balance sheet reduced and business repositioned 2017 Sold Conwed 2018 Sold 48% and deconsolidated National Beef Sold 100% of our interest in Garcadia Consolidated primary financial services operations in Jefferies Group Transformation to a pure Financial Services firm accelerates 2019 Sold remaining 31% investment in National Beef Distributed Spectrum Brands shares Attained flexibility through control of HomeFed 2020 And Forward… Success of strategy reflected in market share gains and record results Leucadia Asset Management continues to evolve See pages 66-71 at the back of this presentation for endnotes. 6Evolution to a Pure Financial Services Firm 2016 2017 2018 2019 2020 YTD 2016 Jefferies Group began latest phase of Investment Banking hiring and expansion Jefferies Group Fixed Income balance sheet reduced and business repositioned 2017 Sold Conwed 2018 Sold 48% and deconsolidated National Beef Sold 100% of our interest in Garcadia Consolidated primary financial services operations in Jefferies Group Transformation to a pure Financial Services firm accelerates 2019 Sold remaining 31% investment in National Beef Distributed Spectrum Brands shares Attained flexibility through control of HomeFed 2020 And Forward… Success of strategy reflected in market share gains and record results Leucadia Asset Management continues to evolve See pages 66-71 at the back of this presentation for endnotes. 6

Transformation On Track (1) % of Tangible Book Value 100% 2% 7% 80% 26% 51% 60% 40% 67% 47% 20% - Apr-18: Sale of National Beef Accelerates Q3 2020 Transformation Investment Banking, Capital Markets & Asset Management Merchant Banking Cash and Other See pages 66-71 at the back of this presentation for endnotes. 7Transformation On Track (1) % of Tangible Book Value 100% 2% 7% 80% 26% 51% 60% 40% 67% 47% 20% - Apr-18: Sale of National Beef Accelerates Q3 2020 Transformation Investment Banking, Capital Markets & Asset Management Merchant Banking Cash and Other See pages 66-71 at the back of this presentation for endnotes. 7

Growth and Momentum

- In the first nine months of fiscal 2020, we have gained market share across most of our targeted products and regions, maintaining the long-term momentum we have developed over many years
  - Investment Banking capabilities continue to broaden, as we strengthen and expand our team
  - Equities continues to grow market share globally
  - Fixed Income is delivering record revenues and returns, with greater capital efficiency and lower risk
  - Asset Management has delivered solid investment returns in 2020, is growing Assets Under Management and continues to invest to drive further growth
- These results have been achieved while maintaining our historic conservative balance sheet, risk and liquidity profile
  - Our liquidity buffer at Jefferies Group is at an all-time high of $8.1 billion
  - VaR and Level 3 assets are in line with historical levels
  - We just issued $500 million in senior unsecured twelve-year debt, partially refinancing $750 million in existing debt maturing in 2023. Our next upcoming maturity of $750 million (due Apr-21) was refinanced with debt issuances earlier in 2019 and 2020

Jefferies Group LLC				
	Quarter Ended,			YTD
($ Millions)	2/29/20	5/31/20	8/31/20	8/31/20
Net Revenues	$1,171	$1,034	$1,383	$3,589
Earnings Before Income Taxes	$235	$173	$363	$772
Net Earnings	$171	$129	$268	$568
Return on Tangible Equity (Annualized)[(1)]	16.1%	11.6%	23.2%	17.7%

See pages 66-71 at the back of this presentation for endnotes.

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Jefferies

High Double Digit Growth in Investment Banking Revenues (1) Investment Banking Net Revenues ($ Millions) Predecessor Successor $2,000 $1,876 $1,600 $1,439 $1,200 $890 $800 $495 $400 $72 $91 $9 - 1990 1995 2000 2005 2010 2015 LTM Q3'20 See pages 66-71 at the back of this presentation for endnotes. 9High Double Digit Growth in Investment Banking Revenues (1) Investment Banking Net Revenues ($ Millions) Predecessor Successor $2,000 $1,876 $1,600 $1,439 $1,200 $890 $800 $495 $400 $72 $91 $9 - 1990 1995 2000 2005 2010 2015 LTM Q3'20 See pages 66-71 at the back of this presentation for endnotes. 9

Continued Gains in Global Advisory

Global Sell-Side M&A		
2020 YTD (as of 8/31/20)		
Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	11.0%
2	JPMorgan	9.7%
3	Morgan Stanley	7.3%
4	Citi	4.8%
5	BofA Securities	4.7%
6	Centerview Partners	4.5%
7	Jefferies	4.3%
8	Credit Suisse	3.7%
9	Evercore Inc	3.3%
10	Lazard	3.2%

Global Sell-Side M&A < $5 Billion		
2020 YTD (as of 8/31/20)		
Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	8.9%
2	JPMorgan	7.5%
3	Morgan Stanley	7.4%
4	Jefferies	5.2%
5	Centerview Partners	5.2%
6	BofA Securities	4.6%
7	Citi	4.1%
8	Credit Suisse	3.5%
9	Evercore Inc	3.5%
10	Lazard	3.3%

Global Sell-Side M&A < $1 Billion		
2020 YTD (as of 8/31/20)		
Rank	Investment Bank	Fee Market Share
1	Jefferies	7.2%
2	Goldman Sachs	5.5%
3	JPMorgan	5.0%
4	Morgan Stanley	4.9%
5	Houlihan Lokey	4.1%
6	Credit Suisse	3.8%
7	BofA Securities	3.8%
8	Rothschild & Co	3.6%
9	Evercore Inc	3.6%
10	Lazard	2.6%

All Global M&A								
2018			2019			2020 YTD (as of 8/31/20)		
Rank	Investment Bank	Fee Market Share	Rank	Investment Bank	Fee Market Share	Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	10.6%	1	Goldman Sachs	10.9%	1	Goldman Sachs	10.3%
2	JPMorgan	8.6%	2	JPMorgan	9.0%	2	JPMorgan	8.9%
3	Morgan Stanley	7.5%	3	Morgan Stanley	7.1%	3	Morgan Stanley	7.9%
4	Citi	4.5%	4	BofA Securities	5.2%	4	BofA Securities	5.9%
5	BofA Securities	4.2%	5	Citi	4.6%	5	Citi	4.8%
6	Barclays	3.9%	6	Barclays	3.9%	6	Credit Suisse	3.7%
7	Credit Suisse	3.8%	7	Credit Suisse	3.2%	7	Centerview Partners	3.7%
8	Lazard	3.4%	8	Lazard	3.2%	8	Jefferies	3.5%
9	Rothschild & Co	3.3%	9	Evercore Inc	2.9%	9	Lazard	3.2%
10	Evercore Inc	2.8%	10	Jefferies	2.8%	10	Evercore Inc	3.1%
11	Jefferies	2.7%						

See pages 66-71 at the back of this presentation for endnotes.

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Jefferies

Strength in Equity and Leveraged Finance

Equity Underwriting: U.S.		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	14.5%
2	JPMorgan	12.6%
3	BofA Securities	9.9%
4	Morgan Stanley	9.9%
5	Citi	7.7%
6	Credit Suisse	5.7%
7	Jefferies	3.7%
8	Barclays	3.6%
9	Cowen & Company	2.5%
10	SVB Leerink	2.0%

Equity Underwriting: Europe		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	JPMorgan	12.7%
2	Goldman Sachs	11.3%
3	Morgan Stanley	7.4%
4	Citi	6.0%
5	BofA Securities	5.4%
6	Credit Suisse	4.5%
7	BNP Paribas	3.8%
8	Jefferies	3.1%
9	Barclays	2.9%
10	UBS	2.7%

U.S. Leveraged Loans: Single B and Below		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	JPMorgan	9.4%
2	BofA Securities	7.9%
3	Credit Suisse	7.0%
4	Barclays	5.1%
5	Goldman Sachs	4.5%
6	Jefferies	4.5%
7	Morgan Stanley	4.0%
8	Deutsche Bank	3.8%
9	RBC Capital Markets	3.7%
10	KKR	3.7%

U.S. Leveraged Loans: Single B and Below		
Since Start of COVID-19 Pandemic[1]		
Rank	Investment Bank	Fee Market Share
1	JPMorgan	10.5%
2	BofA Securities	9.9%
3	Credit Suisse	6.9%
4	Jefferies	5.4%
5	Morgan Stanley	4.6%
6	Barclays	4.5%
7	Goldman Sachs	4.4%
8	Wells Fargo	4.1%
9	Deutsche Bank	4.0%
10	KKR	3.5%

See pages 66-71 at the back of this presentation for endnotes.

11

Jefferies

Steady Gains Across Capital Markets

Capital Markets

Revenues and Market Share

($ Billions)

	2015[2]	2016	2017	2018	2019	1H'20
Equities & FICC Revenue Pool[1]	$119.5	$118.7	$110.2	$110.4	$108.1	$78.3
Jefferies	0.9	1.3	1.3	1.2	1.5	1.2
Jefferies Share (Capital Markets)	0.8%	1.1%	1.2%	1.1%	1.3%	1.6%
Equities Revenue Pool[1]	$49.3	$42.7	$41.9	$46.1	$41.2	$22.7
Jefferies	0.8	0.6	0.7	0.7	0.8	0.5
Jefferies Share (Equities)	1.5%	1.4%	1.6%	1.4%	1.9%	2.1%
FICC Revenue Pool[1]	$70.2	$76.0	$68.3	$64.4	$66.9	$55.5
Jefferies	0.2	0.7	0.6	0.6	0.7	0.7
Jefferies Share (Fixed Income)	0.3%	0.9%	0.9%	0.9%	1.0%	1.3%

Equities

Most Helpful Execution Brokers During COVID-Related Market Crisis[3]

1. Jefferies
2. Morgan Stanley
3. Goldman Sachs
4. JPMorgan
5. Citi
6. Bank of America
7. Credit Suisse
8. UBS
9. Instinet
10. Virtu Financial

Fixed Income

% Change – LTM Q3'20 vs. LTM Q1'16



636%
(10%)
(16%)
Net Revenues(2)
Average Capital
Average Headcount

See pages 66-71 at the back of this presentation for endnotes.

12

Jefferies

Growth and Momentum at Leucadia Asset Management § Strong performance – as evidenced by third quarter and YTD results § New products / offerings to support ongoing growth of assets under management (AUM). Currently $22 billion of AUM across (1) JFG including $8 billion in Jefferies Finance asset management activities – Four more strategies added to platform since last Investor Day § Dymon Asia (Asian Multi-Strategy) § Riposte (Contrarian Long/Short Equity) § 3|5|2 Capital (Consumer-Focused ABS) § FourSixThree (Distressed Credit and Special Situations) – In fundraising for several additional strategies, including: § Point Bonita (Trade Finance) § Solanas ESG Sustainability UCITS (Alternative Energy) § Stonyrock (GP Stakes) – Solid demand for multi-manager offerings (Dymon, Schonfeld and Weiss) and capital markets -driven strategy (Monashee) § Broad reach of Jefferies providing consistent flow of attractive opportunities § Enhanced management team and added to marketing efforts – Appointed Co-Presidents – Added Heads of Investor Relations and Asia Marketing See pages 66-71 at the back of this presentation for endnotes. 13Growth and Momentum at Leucadia Asset Management § Strong performance – as evidenced by third quarter and YTD results § New products / offerings to support ongoing growth of assets under management (AUM). Currently $22 billion of AUM across (1) JFG including $8 billion in Jefferies Finance asset management activities – Four more strategies added to platform since last Investor Day § Dymon Asia (Asian Multi-Strategy) § Riposte (Contrarian Long/Short Equity) § 3|5|2 Capital (Consumer-Focused ABS) § FourSixThree (Distressed Credit and Special Situations) – In fundraising for several additional strategies, including: § Point Bonita (Trade Finance) § Solanas ESG Sustainability UCITS (Alternative Energy) § Stonyrock (GP Stakes) – Solid demand for multi-manager offerings (Dymon, Schonfeld and Weiss) and capital markets -driven strategy (Monashee) § Broad reach of Jefferies providing consistent flow of attractive opportunities § Enhanced management team and added to marketing efforts – Appointed Co-Presidents – Added Heads of Investor Relations and Asia Marketing See pages 66-71 at the back of this presentation for endnotes. 13

Initiatives Underpinning Future Growth: Talent Development Two global, multi year initiatives – aimed at further developing our capabilities – are foundational to Jefferies’ continued expansion and improvement Talent Development Why is this an imperative?§ Continued growth drives increased demand for further leadership and client-focused talent § Further ingrain Jefferies’ unique culture across our increasingly diverse employee base § External sources of talent and growth not evergreen Key areas§ Talent acquisition, development and retention § Fostering community and instilling our values § Commitment to diversity and inclusion § Future of Work Emerging wins§ Over 50% of our 2020 NY interns in Investment Banking and Capital Markets were female § Employee networks grew from one to six since 2018 § Increase in cross-divisional training and mentoring programs Both initiatives are: § 100% business-driven § Directly contributing to our gaining market share and increasing ROTE See pages 66-71 at the back of this presentation for endnotes. 14Initiatives Underpinning Future Growth: Talent Development Two global, multi year initiatives – aimed at further developing our capabilities – are foundational to Jefferies’ continued expansion and improvement Talent Development Why is this an imperative?§ Continued growth drives increased demand for further leadership and client-focused talent § Further ingrain Jefferies’ unique culture across our increasingly diverse employee base § External sources of talent and growth not evergreen Key areas§ Talent acquisition, development and retention § Fostering community and instilling our values § Commitment to diversity and inclusion § Future of Work Emerging wins§ Over 50% of our 2020 NY interns in Investment Banking and Capital Markets were female § Employee networks grew from one to six since 2018 § Increase in cross-divisional training and mentoring programs Both initiatives are: § 100% business-driven § Directly contributing to our gaining market share and increasing ROTE See pages 66-71 at the back of this presentation for endnotes. 14

Initiatives Underpinning Future Growth: Leveraging Technology Two global, multi year initiatives – aimed at further developing our capabilities – are foundational to Jefferies’ continued expansion and improvement Leveraging Technology Why is this an imperative?§ Technology drives efficiency, monetization and optimization across the firm, including global collaboration, idea generation and coordinated client coverage § Digital innovation allows Jefferies the advantage of staying ahead of the evolving market environment and changing client demands § Leveraging data as an asset and a deep focus on analytics allows for better, more integrated client coverage Key areas§ Global CRM, mobility and alerts for increased connectivity and collaboration § Intelligent dashboards for actionable insights § Analytical products for anticipating client needs § Monetization of our differentiated firmwide content Emerging wins§ Capital Markets: Analytics tools leveraging machine learning, digital marketing campaigns helping improve results in market surveys such as Institutional Investor, global alerts, intuitive and actionable business dashboards § Investment Banking: Mobile client intelligence app, predictive analytics and integrating relevant third -party data § Firmwide: Global relationship finder, collaboration tools and intuitive CRM Both initiatives are: § 100% business-driven § Directly contributing to our gaining market share and increasing ROTE See pages 66-71 at the back of this presentation for endnotes. 15Initiatives Underpinning Future Growth: Leveraging Technology Two global, multi year initiatives – aimed at further developing our capabilities – are foundational to Jefferies’ continued expansion and improvement Leveraging Technology Why is this an imperative?§ Technology drives efficiency, monetization and optimization across the firm, including global collaboration, idea generation and coordinated client coverage § Digital innovation allows Jefferies the advantage of staying ahead of the evolving market environment and changing client demands § Leveraging data as an asset and a deep focus on analytics allows for better, more integrated client coverage Key areas§ Global CRM, mobility and alerts for increased connectivity and collaboration § Intelligent dashboards for actionable insights § Analytical products for anticipating client needs § Monetization of our differentiated firmwide content Emerging wins§ Capital Markets: Analytics tools leveraging machine learning, digital marketing campaigns helping improve results in market surveys such as Institutional Investor, global alerts, intuitive and actionable business dashboards § Investment Banking: Mobile client intelligence app, predictive analytics and integrating relevant third -party data § Firmwide: Global relationship finder, collaboration tools and intuitive CRM Both initiatives are: § 100% business-driven § Directly contributing to our gaining market share and increasing ROTE See pages 66-71 at the back of this presentation for endnotes. 15

40% of Tangible Capital Returned to Shareholders in Last 2.5 Years §Delivering shareholder return through continued share repurchases and distributions (1) ─ $3.1 billion, or 40%, of starting Tangible Book Value returned since April 1, 2018 ─ $743 million returned to shareholders in first nine months of fiscal 2020 through share repurchases and cash dividends As of August 31, 2020 ($ Millions) Since 4/1/18 Comments Share Repurchases $2,269 R epurchased an aggregate of 108.6 million shares at an average price of $20.90 per share Cash Dividends 388 Quarterly dividend rate of 15 cents per share Special Dividend 451 Spectrum Brands common stock (NYSE:SPB) distributed as special dividend on Oct. 11, 2019 Total Capital Returned to Shareholders $3,108 See pages 66-71 at the back of this presentation for endnotes. 1640% of Tangible Capital Returned to Shareholders in Last 2.5 Years §Delivering shareholder return through continued share repurchases and distributions (1) ─ $3.1 billion, or 40%, of starting Tangible Book Value returned since April 1, 2018 ─ $743 million returned to shareholders in first nine months of fiscal 2020 through share repurchases and cash dividends As of August 31, 2020 ($ Millions) Since 4/1/18 Comments Share Repurchases $2,269 R epurchased an aggregate of 108.6 million shares at an average price of $20.90 per share Cash Dividends 388 Quarterly dividend rate of 15 cents per share Special Dividend 451 Spectrum Brands common stock (NYSE:SPB) distributed as special dividend on Oct. 11, 2019 Total Capital Returned to Shareholders $3,108 See pages 66-71 at the back of this presentation for endnotes. 16

Share Count Reduced by 25% §Repurchases over the last 2.5 years have reduced fully diluted shares outstanding by 25%, even after 9.3 million shares issued in HomeFed transaction (1) Fully Diluted Shares Outstanding (Millions) 380 350 320 290 260 230 200 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 See pages 66-71 at the back of this presentation for endnotes. 17Share Count Reduced by 25% §Repurchases over the last 2.5 years have reduced fully diluted shares outstanding by 25%, even after 9.3 million shares issued in HomeFed transaction (1) Fully Diluted Shares Outstanding (Millions) 380 350 320 290 260 230 200 Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 See pages 66-71 at the back of this presentation for endnotes. 17

Financial ReviewFinancial Review

Jefferies Group – Operating Results ($ Millions) Jefferies Group LLC Fiscal Year Ended Last Twelve Months 11/30/19 8/31/20 Advisory $767 $892 Equity Underwriting 362 667 Debt Underwriting 407 438 Total Underwriting 769 1,104 Other Investment Banking (15) (120) Total Investment Banking 1,522 1,876 Equities 774 1,002 Fixed Income 681 1,241 Total Capital Markets 1,455 2,242 Other 59 95 Total Investment Banking and Capital Markets 3,036 4,213 Asset Management Fees and Revenues 20 27 Investment Return 97 143 Allocated Net Interest (41) (46) Total Asset Management 77 123 Net Revenues 3,113 4,336 Non-Compensation Expenses 1,104 1,186 Compensation and Benefits 1,684 2,355 Total Non-Interest Expenses 2,788 3,541 Earnings Before Income Taxes $325 $796 See pages 66-71 at the back of this presentation for endnotes. 19Jefferies Group – Operating Results ($ Millions) Jefferies Group LLC Fiscal Year Ended Last Twelve Months 11/30/19 8/31/20 Advisory $767 $892 Equity Underwriting 362 667 Debt Underwriting 407 438 Total Underwriting 769 1,104 Other Investment Banking (15) (120) Total Investment Banking 1,522 1,876 Equities 774 1,002 Fixed Income 681 1,241 Total Capital Markets 1,455 2,242 Other 59 95 Total Investment Banking and Capital Markets 3,036 4,213 Asset Management Fees and Revenues 20 27 Investment Return 97 143 Allocated Net Interest (41) (46) Total Asset Management 77 123 Net Revenues 3,113 4,336 Non-Compensation Expenses 1,104 1,186 Compensation and Benefits 1,684 2,355 Total Non-Interest Expenses 2,788 3,541 Earnings Before Income Taxes $325 $796 See pages 66-71 at the back of this presentation for endnotes. 19

Jefferies Group – Balance Sheet and Liquidity Update (as of 8/31/20) § Total Assets: $46.6 billion Low Leverage and (1) § Tangible Gross Leverage: 9.6x Liquid Inventory § Level 3 Financial Instruments Owned as % of Total Inventory: 2.5% § Global Excess Liquidity: $8.1 billion Ample Excess Liquidity § Global Excess Liquidity as % of Tangible Assets: 18.0% § Clearing Corp Eligible Repos: 69% § Average Term of Non-Clearing Corp Eligible Repos: 190 days Conservative Funding Model § Average Term for Equity Financing: 78 days § Total Capital: $12.5 billion (Equity: $6.5 billion, Long-Term Debt: $6.0 billion) Sound, Long-Term Capital Base§ Average Maturity of Unsecured Long-Term Debt: 9.6 years See pages 66-71 at the back of this presentation for endnotes. 20Jefferies Group – Balance Sheet and Liquidity Update (as of 8/31/20) § Total Assets: $46.6 billion Low Leverage and (1) § Tangible Gross Leverage: 9.6x Liquid Inventory § Level 3 Financial Instruments Owned as % of Total Inventory: 2.5% § Global Excess Liquidity: $8.1 billion Ample Excess Liquidity § Global Excess Liquidity as % of Tangible Assets: 18.0% § Clearing Corp Eligible Repos: 69% § Average Term of Non-Clearing Corp Eligible Repos: 190 days Conservative Funding Model § Average Term for Equity Financing: 78 days § Total Capital: $12.5 billion (Equity: $6.5 billion, Long-Term Debt: $6.0 billion) Sound, Long-Term Capital Base§ Average Maturity of Unsecured Long-Term Debt: 9.6 years See pages 66-71 at the back of this presentation for endnotes. 20

Jefferies Group – Liquid Balance Sheet, Modest Leverage ($ Millions) Jefferies Group LLC Balance Sheet as of 8/31/20 Assets Liabilities and Equity Cash & Cash Equivalents $6,750 Short-Term Borrowings $805 Cash & Securities Segregated 986 Financial Instruments Sold, Not Yet Purchased 10,995 Financial Instruments Owned 17,556 Securities Loaned 1,930 Loans to and Investments in Related Parties 893 Securities Sold Under Agreements to Repurchase 7,259 Securities Borrowed 7,268 Other Secured Financings 2,792 Securities Received as Collateral 4 Obligations to Return Securities Received as Collateral 4 Securities Purchased Under Agreements to Resell 5,327 Payables to Brokers, Dealers and Clearing Organizations 2,546 Receivables from Brokers, Dealers and Clearing Organizations 2,749 Payables to Customers 3,937 Receivables from Customers 957 Accrued Expenses and Other Liabilities 2,326 Fees, Interest and Other Receivables 350 Operating Lease Liability 573 Premises and Equipment 864 Long-term Debt 6,988 Goodwill 1,644 Total Liabilities $40,156 Other Assets 1,312 Total Jefferies Group LLC Member’s Equity 6,488 Noncontrolling Interests 17 Total Equity $6,504 Total Assets $46,660 Total Liabilities and Equity $46,660 (1) Leverage: 7.2x (2) Tangible Gross Leverage: 9.6x See pages 66-71 at the back of this presentation for endnotes. 21Jefferies Group – Liquid Balance Sheet, Modest Leverage ($ Millions) Jefferies Group LLC Balance Sheet as of 8/31/20 Assets Liabilities and Equity Cash & Cash Equivalents $6,750 Short-Term Borrowings $805 Cash & Securities Segregated 986 Financial Instruments Sold, Not Yet Purchased 10,995 Financial Instruments Owned 17,556 Securities Loaned 1,930 Loans to and Investments in Related Parties 893 Securities Sold Under Agreements to Repurchase 7,259 Securities Borrowed 7,268 Other Secured Financings 2,792 Securities Received as Collateral 4 Obligations to Return Securities Received as Collateral 4 Securities Purchased Under Agreements to Resell 5,327 Payables to Brokers, Dealers and Clearing Organizations 2,546 Receivables from Brokers, Dealers and Clearing Organizations 2,749 Payables to Customers 3,937 Receivables from Customers 957 Accrued Expenses and Other Liabilities 2,326 Fees, Interest and Other Receivables 350 Operating Lease Liability 573 Premises and Equipment 864 Long-term Debt 6,988 Goodwill 1,644 Total Liabilities $40,156 Other Assets 1,312 Total Jefferies Group LLC Member’s Equity 6,488 Noncontrolling Interests 17 Total Equity $6,504 Total Assets $46,660 Total Liabilities and Equity $46,660 (1) Leverage: 7.2x (2) Tangible Gross Leverage: 9.6x See pages 66-71 at the back of this presentation for endnotes. 21

Jefferies Financial Group – Operating Results

($ Millions)

Jefferies Financial Group Inc. and Subsidiaries			
	Fiscal Year Ended	Nine Months Ended	
	11/30/19[1]	8/31/19[1]	8/31/20
Investment Banking and Capital Markets	$3,036	$2,275	$3,452
Asset Management	85	95	146
Merchant Banking	735	392	533
Corporate and Other	37	25	19
Net Revenues	3,893	2,787	4,150
Compensation and Benefits	1,825	1,367	2,029
Non-Compensation Expenses	1,792	1,296	1,406
Total Expenses	3,617	2,663	3,435
Income Before Income Taxes and Income Related to Associated Companies	276	124	715
Income (Loss) Related to Associated Companies	203	122	(70)
Income Before Income Taxes	479	246	646
Income Tax Provision (Benefit) (Adjusted)	61	22	185
Net Income (Adjusted)	418	224	460
Noncontrolling Interest and Preferred Stock Dividends	(3)	(5)	2
Net Income Attributable to Jefferies Financial Group Inc. Common Shareholders (Adjusted)	$415	$219	$462

See pages 66-71 at the back of this presentation for endnotes.

22

Jefferies

Jefferies Financial Group – Balance Sheet Overview ($ Millions) Jefferies Financial Group Inc. and Subsidiaries Balance Sheet as of 8/31/20 Assets Liabilities and Equity Cash and Cash Equivalents $8,427 Short-Term Borrowings $805 Cash and Securities Segregated 986 Financial Instruments Sold, Not Yet Purchased 10,995 Financial Instruments Owned 17,987 Securities Loaned 1,930 Loans to and Investments in Associated Companies 1,539 Securities Sold Under Agreements to Repurchase 7,259 Securities Borrowed 7,268 Other Secured Financings 3,376 Securities Purchased Under Agreements to Resell 5,327 Obligation to Return Securities Received as Collateral 4 Securities Received as Collateral 4 Lease Liabilities 598 Receivables 5,029 Payables, Expense Accruals and Other Liabilities 8,793 Property, Equipment and Leasehold Improvements 916 Long-Term Debt 8,420 Intangible Assets, net and Goodwill 1,915 Total Liabilities $42,180 Other Assets 2,375 Redeemable Noncontrolling Interests 24 Mandatorily Redeemable Convertible Preferred Shares 125 Total Mezzanine Equity $149 Total Jefferies Financial Group Inc. Shareholders’ Equity 9,411 Noncontrolling Interests 34 Total Equity $9,444 Total Assets $51,774 Total Liabilities and Equity $51,774 See pages 66-71 at the back of this presentation for endnotes. 23Jefferies Financial Group – Balance Sheet Overview ($ Millions) Jefferies Financial Group Inc. and Subsidiaries Balance Sheet as of 8/31/20 Assets Liabilities and Equity Cash and Cash Equivalents $8,427 Short-Term Borrowings $805 Cash and Securities Segregated 986 Financial Instruments Sold, Not Yet Purchased 10,995 Financial Instruments Owned 17,987 Securities Loaned 1,930 Loans to and Investments in Associated Companies 1,539 Securities Sold Under Agreements to Repurchase 7,259 Securities Borrowed 7,268 Other Secured Financings 3,376 Securities Purchased Under Agreements to Resell 5,327 Obligation to Return Securities Received as Collateral 4 Securities Received as Collateral 4 Lease Liabilities 598 Receivables 5,029 Payables, Expense Accruals and Other Liabilities 8,793 Property, Equipment and Leasehold Improvements 916 Long-Term Debt 8,420 Intangible Assets, net and Goodwill 1,915 Total Liabilities $42,180 Other Assets 2,375 Redeemable Noncontrolling Interests 24 Mandatorily Redeemable Convertible Preferred Shares 125 Total Mezzanine Equity $149 Total Jefferies Financial Group Inc. Shareholders’ Equity 9,411 Noncontrolling Interests 34 Total Equity $9,444 Total Assets $51,774 Total Liabilities and Equity $51,774 See pages 66-71 at the back of this presentation for endnotes. 23

Jefferies Financial Group – Liquidity Metrics (as of 8/31/20)

Consolidated Balance Sheet and Leverage	▪ Total Assets: $51.8 billion ▪ Parent Company Debt-to-Equity Ratio: 0.11x
Parent-Level Liquidity	▪ Target a parent-level liquidity reserve that provides 24 months of coverage for cash requirement – Targeted Reserve: $575 million – 8/31/20 Liquidity: $1.6 billion



Cumulative Capital Returned Since 4/1/18(1)
($ Millions)
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
-
50%
40%
30%
20%
10%
-
$616
$707
$1,259
$1,491
$1,678
$1,723
$2,366
$2,734
$2,941
$3,108
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Cumulative Capital Returned(1)
% of TBV at 4/1/18(2)

Total Liquidity (Jefferies Financial Group & Jefferies Group):	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
	$7.7bn	$8.4bn	$8.2bn	$7.2bn	$7.0bn	$7.5bn	$9.1bn	$8.3bn	$8.2bn	$9.7bn

See pages 66-71 at the back of this presentation for endnotes.

24

Jefferies

Realizing Value From the Merchant Banking Portfolio

- As we have realized the value of the portfolio through profitable exits, Merchant Banking has become a less significant portion of Jefferies Financial Group, leading to lower volatility of consolidated results

Remaining Merchant Banking Portfolio – As of 5/31/20 (Adjusted)[1]
($ Millions)

	Estimated Fair Market Value
Linkem	$630
Real Estate Assets[2]	557
Oil and Gas (Vitesse and JETX)	547
Idaho Timber	155
FXCM	144
Investments in Public Companies	178
Other	323
Total Portfolio	$2,534

Merchant Banking: Tangible Book Value[3]
($ Millions)



$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
-
50%
40%
30%
20%
10%
-
51%
50%
40%
27%
26%
$3,888
$3,823
$3,297
$2,092
$1,919
12/31/16
12/31/17
11/30/18
11/30/19
8/31/20
Tangible Book Value
% of Total TBV

See pages 66-71 at the back of this presentation for endnotes.

25

Jefferies

Investment BankingInvestment Banking

Investment Banking – Overview § Jefferies Investment Banking is a leading advisor and underwriter to our clients globally § 985 investment bankers with deep sector expertise and extensive experience across major industry verticals § On-the-ground presence in 14 countries across the world § Approximately two-thirds of our LTM revenue was from repeat clients Investment Banking Sector Focus Product Capabilities Regions Consumer Energy Equity Underwriting Americas Financial Services Healthcare Debt Underwriting EMEA Industrials TMT Mergers & Acquisitions APAC REGAL Public Finance Debt Advisory & Restructuring Financial Sponsors See pages 66-71 at the back of this presentation for endnotes. 27Investment Banking – Overview § Jefferies Investment Banking is a leading advisor and underwriter to our clients globally § 985 investment bankers with deep sector expertise and extensive experience across major industry verticals § On-the-ground presence in 14 countries across the world § Approximately two-thirds of our LTM revenue was from repeat clients Investment Banking Sector Focus Product Capabilities Regions Consumer Energy Equity Underwriting Americas Financial Services Healthcare Debt Underwriting EMEA Industrials TMT Mergers & Acquisitions APAC REGAL Public Finance Debt Advisory & Restructuring Financial Sponsors See pages 66-71 at the back of this presentation for endnotes. 27

Specialized MD Coverage of Over 80 Industry Sectors and Growing

TMT
- Communications Equipment
- Development & Operations Software
- Education Technology
- Enterprise Resource & Content Management Software
- Entertainment
- Governance, Reg & Compliance Software
- Human Capital Management Software
- Infrastructure Software & Cloud Services
- Internet
- Marketing Services
- Mobility
- Omnicommerce
- Publishing & Broadcasting
- Payments & Processing
- Real Estate, Mortgage & Insurance Software
- Security Software
- Semiconductors
- Technology Enabled Services

Industrials
- Automotive Supply
- Automotive Aftermarket
- Aviation
- Aerospace & Defense
- Building & Construction Materials
- Business Services
- Industrial Services
- Industrial Technology
- Capital Goods
- Chemicals
- Distribution Services
- Logistics & Transportation
- Maritime
- Metals
- Mining
- Paper & Packaging
- Power & Renewables
- Utilities

REGAL
- Gaming
- Healthcare REITs
- Industrial REITs
- Leisure
- Lodging
- Multifamily & Office REITs
- Self-Storage REITs

Healthcare
- Acute and Behavioral Healthcare
- Biotechnology
- Generic & Specialty Pharmaceuticals
- Healthcare Information Technology
- Life Sciences Tools & Services
- Managed Care & Payor Services
- Medical & Dental Products
- Medical Devices
- Large Cap Pharmaceuticals
- Pharmaceutical Services
- Post Acute Care Services
- Retail Healthcare
- Veterinary Healthcare

Consumer
- Apparel Retailing
- Beauty & Personal Care Products
- Consumer Products
- Fitness, Wellness & Consumer Services
- Food and Beverage Products
- Hardlines Retailing
- Omnicommerce
- Restaurants & Food Service
- Luxury Goods

Energy
- Oil & Gas Downstream
- Oil & Gas Exploration
- Oil & Gas Midstream
- Oil Field Services

Municipal Finance
- Airports and Transportation
- Healthcare
- Higher Education
- Housing
- Opportunity Zones
- Tobacco Settlements

Financial Services
- Banks & Depositories
- Broker Dealers
- Bank Technology
- Insurance
- Insurance Services
- Market Structure
- Commercial Finance
- Consumer Finance
- Investment Funds

See pages 66-71 at the back of this presentation for endnotes.

28

Jefferies

Investment Banking – Performance Update § Fiscal year to date 2020 Investment Banking revenues have reached record nine month levels as a result of record advisory and equity capital markets revenues – 40% increase compared to the same period last year, against the backdrop of a 17% decline in M&A fee pools and a 24% increase in capital markets fee pools (1) Investment Banking Net Revenues ($ Billions) $1.9 $1.6 $1.5 $1.1 FY 2019 LTM Q3 2020 9M FY 2019 9M FY 2020 Equity Underwriting Debt Underwriting Advisory See pages 66-71 at the back of this presentation for endnotes. 29Investment Banking – Performance Update § Fiscal year to date 2020 Investment Banking revenues have reached record nine month levels as a result of record advisory and equity capital markets revenues – 40% increase compared to the same period last year, against the backdrop of a 17% decline in M&A fee pools and a 24% increase in capital markets fee pools (1) Investment Banking Net Revenues ($ Billions) $1.9 $1.6 $1.5 $1.1 FY 2019 LTM Q3 2020 9M FY 2019 9M FY 2020 Equity Underwriting Debt Underwriting Advisory See pages 66-71 at the back of this presentation for endnotes. 29

Jefferies M&A Franchise

- M&A is our largest business within Investment Banking
  - Over 40% of investment banking revenue in LTM Q3 2020
- Larger deals now represent the majority of our M&A revenue
  - Closed or signed 50 $1 billion+ M&A transactions LTM Q3 2020
- We are a major force in advising shareholders in the sale of their businesses
  - Sellside M&A is the highest fee paying and highest value-add segment of the M&A market
  - Over 85% of our M&A revenue comes from company sales
  - We have advised on the sale of an average of 125 companies each year since 2017 (2-3 companies per week)

Jefferies Global Advisory Revenue ($ Millions)



$767
$892
$572
$697
FY 2019
LTM Q3 2020
9M FY 2019
9M FY 2020

Global Investment Banking Rankings Sell-Side M&A: All Transactions		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	11.0%
2	JPMorgan	9.5%
3	Morgan Stanley	7.6%
4	Citi	5.2%
5	BofA Securities	5.1%
6	Jefferies	4.0%
7	Centerview Partners	3.8%
8	Lazard	3.4%
9	Credit Suisse	3.3%
10	Evercore	2.9%

Global Investment Banking Rankings Sell-Side M&A: < $5 Billion Valuation		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	9.1%
2	JPMorgan	7.8%
3	Morgan Stanley	7.2%
4	Jefferies	4.9%
5	BofA Securities	4.9%
6	Centerview Partners	4.4%
7	Citi	4.3%
8	Lazard	3.6%
9	Credit Suisse	3.1%
10	Rothschild & Co	3.0%

Global Investment Banking Rankings Sell-Side M&A: < $1 Billion Valuation		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	Jefferies	6.1%
2	Goldman Sachs	5.8%
3	JPMorgan	5.5%
4	Morgan Stanley	4.7%
5	BofA Securities	4.1%
6	Houlihan Lokey	3.9%
7	Rothschild & Co	3.9%
8	Citi	3.4%
9	Credit Suisse	3.3%
10	Lazard	3.2%

See pages 66-71 at the back of this presentation for endnotes.

30

Jefferies

Jefferies Equity Underwriting Franchise

- Record results for Equity Underwriting for LTM Q3 2020 and nine months ended August 31, 2020
- Nine months ended August 31, 2020 revenues more than doubled compared to the same period in 2019
- For LTM Q3 2020, we ranked 7th and 8th in Equity Underwriting among all firms and all Equity Underwriting products, in the U.S. and Europe, respectively
  - We acted as active bookrunner on approximately 90% of all our Equity Underwriting deals in LTM Q3 2020
- We are a leading firm bookrunning IPOs in the U.S.
  - We bookran 1 in every 5 U.S. IPOs in LTM Q3 2020 and for the last 5 years
  - For 2020 YTD, we are ranked #4 in number of bookrun IPOs



Jefferies Global Equity Underwriting Revenue ($ Millions)
$362
$667
$257
$561
FY 2019
LTM Q3 2020
9M FY 2019
9M FY 2020

U.S. Investment Banking Rankings Equity Underwriting LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	Goldman Sachs	14.5%
2	JPMorgan	12.6%
3	BofA Securities	9.9%
4	Morgan Stanley	9.9%
5	Citi	7.7%
6	Credit Suisse	5.7%
7	Jefferies	3.7%
8	Barclays	3.6%
9	Cowen & Company	2.5%
10	SVB Leerink	2.0%

Europe Investment Banking Rankings Equity Underwriting LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	JPMorgan	12.7%
2	Goldman Sachs	11.3%
3	Morgan Stanley	7.4%
4	Citi	6.0%
5	BofA Securities	5.4%
6	Credit Suisse	4.5%
7	BNP Paribas	3.8%
8	Jefferies	3.1%
9	Barclays	2.9%
10	UBS	2.7%

See pages 66-71 at the back of this presentation for endnotes.

31

Jefferies

European and Asia Pacific Investment Banking

Performance in Europe

- We have invested heavily in European Investment Banking for the last several years and now have a sizable footprint
- Achieved record results for European Investment Banking for LTM Q3 2020 and for nine months ended August 31, 2020
- Revenues for the nine months ended August 31, 2020 increased nearly 20% compared to the same period in 2019, driven by record Equity Underwriting & M&A revenues

Notable Transactions

Technology – Pending	Energy – December 2019	Consumer – June 2020
IFS	ExxonMobil	Charlotte Tilbury
$3,474,000,000	$4,500,000,000	Undisclosed
Sale to **TA Associates** Joint Financial Advisor	Sale of Norwegian assets to **Vår Energi AS** Sole Financial Advisor	Majority Investment by **Puig** Joint Financial Advisor

Performance in Asia Pacific

- For LTM Q3 2020, Asia Investment Banking achieved record 12 month revenues
- China: Revenue for fiscal nine months 2020 has significantly exceeded the full year revenue of any year since we established ourselves in China
- Australia: Established office in 2018; our team has grown to 20 investment bankers and we have exclusively advised on two of the largest M&A transactions in Australia and completed four Leveraged Finance transactions raising $2.5 billion

Notable Transactions

China – June 2020	Japan – November 2019	Australia – December 2019
JD.COM	SHISEIDO AMERICAS	KKR
$4,460,000,000	$845,000,000	$2,200,000,000
Hong Kong Initial Public Offering Joint Global Coordinator	Acquisition of **Drunk Elephant** Sole Financial Advisor	Acquisition of **Campbell International** Sole Financial Advisor

See pages 66-71 at the back of this presentation for endnotes.
32
Jefferies

Investment Banking – Strategic Priorities Capitalize on Leverage the Monetize the large Capitalize on significant revenue revenue potential number of M&A and our significant opportunities from of our extensive Equity Underwriting momentum recently entered fee and deep sector opportunities in SPACs pools and from expertise across embedded in our increased coverage the world incumbent footprint across Leveraged Finance sectors, sponsors, relationships regions and products See pages 66-71 at the back of this presentation for endnotes. 33Investment Banking – Strategic Priorities Capitalize on Leverage the Monetize the large Capitalize on significant revenue revenue potential number of M&A and our significant opportunities from of our extensive Equity Underwriting momentum recently entered fee and deep sector opportunities in SPACs pools and from expertise across embedded in our increased coverage the world incumbent footprint across Leveraged Finance sectors, sponsors, relationships regions and products See pages 66-71 at the back of this presentation for endnotes. 33

Investment Banking – Sector, Product and Regional Expansion

- Since the beginning of fiscal 2018, we have expanded our Managing Director footprint across sectors, products and geographies

Coverage: Sector, Sponsor and Regions

Sector – US	Sector – Europe	Sector – Asia	Sponsor	Regions
Banks	Capital Goods	Technology – Japan	Middle Market Sponsor – US	Australia
Third Party Logistics	REGAL	Infrastructure – Australia	Germany	Latin America
NFP Higher Education	Aero & Defense			U.K.
Chemicals	Food & Beverage			Germany
Aero & Defense	Energy			China
REGAL	UK Investment Funds			Israel
Municipal Transportation	Beauty & Personal Care			
Software				
Household & Personal Products				
Nutrition & Wellness Products				

Product Capability

M&A – US	M&A – Europe	ECM – US	ECM – Europe	ECM – Asia	LevFin – LatAm
Activist Defense	U.K. M&A	ATMs	Germany	Australia	Emerging Markets
Middle Market Sponsor		SPACs			
Consumer		Opportunity Zones			
REGAL					
Aero & Defense					

Blue Denotes New Fee Pools
Black Denotes Increased Coverage Footprint

See pages 66-71 at the back of this presentation for endnotes.

34

Jefferies

Monetizing Our Leveraged Finance Relationships

- In LTM Q3 2020, we ranked 6th in leveraged loans for single B issuers and ranked 4th since the breakout of the COVID-19 pandemic (COVID), reflecting our success in providing creative solutions to a large number of clients facing liquidity issues
- In LTM Q3 2020, we have led or co-led the acquisition financing of 22 companies, underwriting over $30 billion of leveraged loans and bonds, and over the last three years have provided the acquisition financing of over 120 companies, underwriting over $150 billion
  - As an incumbent lender to these sponsor-owned companies, we are now well-positioned to compete for the sale or IPOs of these companies when the sponsor-owners monetize these businesses
  - There is significant embedded M&A and Equity Underwriting revenue potential from these companies over the next three years

US Investment Banking Rankings Leveraged Loans Single B and Below		
LTM Q3 2020		
Rank	Investment Bank	Fee Market Share
1	JPMorgan	9.4%
2	BofA Securities	7.9%
3	Credit Suisse	7.0%
4	Barclays	5.1%
5	Goldman Sachs	4.5%
6	Jefferies	4.5%
7	Morgan Stanley	4.0%
8	Deutsche Bank	3.8%
9	RBC Capital Markets	3.7%
10	KKR	3.7%

US Investment Banking Rankings Leveraged Loans Single B and Below		
4/1/20 to Present		
Rank	Investment Bank	Fee Market Share
1	JPMorgan	10.5%
2	BofA Securities	9.3%
3	Credit Suisse	6.9%
4	Jefferies	6.6%
5	Barclays	5.0%
6	Morgan Stanley	4.6%
7	Deutsche Bank	4.5%
8	Wells Fargo	4.4%
9	Goldman Sachs	3.6%
10	KKR	3.4%

See pages 66-71 at the back of this presentation for endnotes.

35

Jefferies

Capitalizing on Our Significant Momentum in SPACs

SPACs are the 2nd largest IPO fee pool in the United States	▪ In the first nine months of fiscal 2020, SPAC IPOs generated $1.6 billion of upfront and deferred IPO fees(1) with 84 SPAC IPOs completed
SPACs are proliferating	▪ Selling to a SPAC can represent a viable alternative to a traditional IPO ▪ Selling to a SPAC can represent a viable exit alternative versus a strategic buyer or a financial sponsor ▪ Private equity firms are raising SPACs to expand or diversify their sources of investment capital
Jefferies has emerged as a leader in SPACs	▪ In FY 2020 YTD, Jefferies has successfully closed 10 SPAC IPOs, raising $6.0 billion ▪ Completed or announced acquisitions for four SPACS we previously IPO'd

US Investment Banking Rankings
SPAC IPOs

Nine Months Ended 8/31/20

Rank	Investment Bank	Apportioned Dollar Market Share	Apportioned Dollar Volume ($mm)
1	Citi	15.6%	5,195
2	Credit Suisse	14.9%	4,947
3	Goldman Sachs	12.3%	4,104
4	UBS	10.6%	3,539
5	Jefferies	6.8%	2,250
6	Cantor Fitzgerald	6.7%	2,240
7	BofA Securities	6.1%	2,038
8	Deutsche Bank	4.6%	1,520
9	Morgan Stanley	4.1%	1,378
10	JPMorgan	3.3%	1,097

See pages 66-71 at the back of this presentation for endnotes.

36

Jefferies

Jefferies Finance – Overview § Jefferies Finance (“JFIN”), our corporate lending joint venture with Massachusetts Mutual Life Insurance Company, continues to operate prudently Total Arranged Deal Volume ─ Established in 2004, JFIN has demonstrated growth and resilience across ($ Billions) multiple business cycles, including the most recent economic disruption caused by COVID Committed Best Efforts ─ JFIN has built a highly successful franchise arranging leveraged loans for $30.0 distribution to the capital markets and since inception has successfully arranged over 1,100 transactions representing over $230 billion of financing $25.0 $23.4 ─ In addition to our leading leveraged loan arrangement business, JFIN also provides direct lending to Jefferies’ clients and is the manager of 20 term $20.0 $18.1 loan and revolver CLOs, a large share of which were arranged by Jefferies $9.1 (1) ─ Managed capital across all business lines exceeds $12 billion $4.6 $15.0 § Despite the economic impact of the pandemic, JFIN syndicated nearly all pre- COVID commitments earning close to full fees and maintains ample liquidity $10.0 of $2.5 billion $14.3 ─ Significant improvement in market environment with the Leveraged loan $13.5 $5.0 market approaching pre-COVID levels ─ JFIN recently refinanced Senior Notes with a $350 million Senior Secured $0.0 Term loan representing $12 million in annual interest savings FY 2019 LTM Q3'20 ─ Total debt and-non funding debt to equity ratios stand conservatively at 4.5x/1.3x, respectively # of § JFIN’s strategy will remain focused on core U.S. and European underwriting 98 88 Transactions: business as well as further expanding into large cap and mid cap direct lending (both origination and asset management), which represents a significant growth opportunity See pages 66-71 at the back of this presentation for endnotes. 37Jefferies Finance – Overview § Jefferies Finance (“JFIN”), our corporate lending joint venture with Massachusetts Mutual Life Insurance Company, continues to operate prudently Total Arranged Deal Volume ─ Established in 2004, JFIN has demonstrated growth and resilience across ($ Billions) multiple business cycles, including the most recent economic disruption caused by COVID Committed Best Efforts ─ JFIN has built a highly successful franchise arranging leveraged loans for $30.0 distribution to the capital markets and since inception has successfully arranged over 1,100 transactions representing over $230 billion of financing $25.0 $23.4 ─ In addition to our leading leveraged loan arrangement business, JFIN also provides direct lending to Jefferies’ clients and is the manager of 20 term $20.0 $18.1 loan and revolver CLOs, a large share of which were arranged by Jefferies $9.1 (1) ─ Managed capital across all business lines exceeds $12 billion $4.6 $15.0 § Despite the economic impact of the pandemic, JFIN syndicated nearly all pre- COVID commitments earning close to full fees and maintains ample liquidity $10.0 of $2.5 billion $14.3 ─ Significant improvement in market environment with the Leveraged loan $13.5 $5.0 market approaching pre-COVID levels ─ JFIN recently refinanced Senior Notes with a $350 million Senior Secured $0.0 Term loan representing $12 million in annual interest savings FY 2019 LTM Q3'20 ─ Total debt and-non funding debt to equity ratios stand conservatively at 4.5x/1.3x, respectively # of § JFIN’s strategy will remain focused on core U.S. and European underwriting 98 88 Transactions: business as well as further expanding into large cap and mid cap direct lending (both origination and asset management), which represents a significant growth opportunity See pages 66-71 at the back of this presentation for endnotes. 37

EquitiesEquities

Overview of Our Global Equities Franchise

Key Points

- Jefferies is a leading global institutional equities franchise across both advisory and execution capabilities
- Sales and trading and equity research across North America, EMEA and Asia Pacific, with major trading hubs in New York, London, Hong Kong, Tokyo, Sydney, Mumbai, and Singapore
- 340+ research professionals covering over 2,450 companies (approximately 3,250 including our co-branded partner coverage across Asia Pacific)
- Leading client-offerings across Cash Equities, Electronic Trading, Equity Derivatives, Convertible Bonds, ETFs, Prime Services, Equity Capital Markets, and Equity Research
- Equity execution capabilities across approximately 50 countries throughout the Americas, EMEA and Asia Pacific
- Focused on providing best-in-class alpha-generative and thematic ideas, trading execution and bespoke service to our clients

Global Offering and Capabilities

Research	Americas Cash	EMEA Cash	Asia Pacific Cash	Electronic Trading	Prime Brokerage
Business Services	High-Touch Execution	High-Touch Execution	High-Touch Execution	Algorithmic Trading	Hedge Fund Consulting
Consumer	Block Trading	Block Trading	Block Trading	Program Trading	Margin Financing
Energy	Research	Research	Research	DMA	Accounting & Reporting
ESG	Capital Markets	Capital Markets	Capital Markets	Commission Management	Capital Introduction
Financial Services	Event Driven Strategies	Investment Companies	ETFs	Market Structure Expertise	Strategic Content
Healthcare	ETFs	Event Driven Strategies	Commission Management		Outsourced Trading
Industrials & Natural Resources	Commission Management	ETFs	Corporate Access		
REITs	Corporate Access	Commission Management			
TMT		Corporate Access			
Macro, Micro, and Thematic					

Derivatives	Convertibles	Securities Finance	Capital Markets	Data Science	Content & Thought Leadership
US Stock Options	US	Equity Swaps	New / Secondary Issues	Data Vendor Introductions	Desk Strategists
US Index Options	EMEA	Matched Book	Block Deals	Data Science Strategy	Macro & Micro Strategists
Corporate Derivatives	Asia Pacific	Fully-Paid For Lending	Convertibles	Data Events & Conferences	Event Driven & Derivatives
Structured Products	Capital Markets		Convertible Call Spreads		ESG
			Buybacks		Israeli Institutional Relationships

See pages 66-71 at the back of this presentation for endnotes.
39
Jefferies

A Diversified, Sustainable and Efficient Franchise Our Franchise Execution Our Result Client-Focused 1 Created a unique, differentiated and multi -channel advisory platform 2 Invested in the Asia Pacific product across advisory & execution 3 Grew our Non-Cash offering and client penetration Diversified Sustainable 4 Built and upgraded product areas with a focus on a quantitative Equities platform 5 Significantly improved our competitive positioning Efficient 6 Adapted to the environment digitally and virtually 7 Invested in our technology pipeline for revenue growth and efficiency 8 Focused on balance sheet, risk, and overall platform efficiency Return-Focused Our strategy is to have a diversified, sustainable and efficient business, across our differentiated advisory and cutting-edge execution platform, that is both client and return focused See pages 66-71 at the back of this presentation for endnotes. 40A Diversified, Sustainable and Efficient Franchise Our Franchise Execution Our Result Client-Focused 1 Created a unique, differentiated and multi -channel advisory platform 2 Invested in the Asia Pacific product across advisory & execution 3 Grew our Non-Cash offering and client penetration Diversified Sustainable 4 Built and upgraded product areas with a focus on a quantitative Equities platform 5 Significantly improved our competitive positioning Efficient 6 Adapted to the environment digitally and virtually 7 Invested in our technology pipeline for revenue growth and efficiency 8 Focused on balance sheet, risk, and overall platform efficiency Return-Focused Our strategy is to have a diversified, sustainable and efficient business, across our differentiated advisory and cutting-edge execution platform, that is both client and return focused See pages 66-71 at the back of this presentation for endnotes. 40

Differentiated Advisory & Cutting Edge Execution

Our Global Equity Research Coverage Growth

Number of Stocks Covered[1]



2,719
2,831
2,825
2,950
3,250
20% Growth Over the Past 5 Years
2016
2017
2018
2019
2020
Americas
Europe
Asia-Pacific
Co-Branded

Our Global Cash & Electronic Volume Growth in 2020

Cash & Electronic Volume: YoY Growth (FYTD)[2]



27%
27%
82%
31%
Americas
Europe
Asia-Pacific
Global

2020 Survey of Most Helpful Execution Brokers During COVID-Related Market Crisis[3]

Greenwich Associates

1	**Jefferies**
2	Morgan Stanley
3	Goldman Sachs
4	JPMorgan
5	Citi
6	Bank of America
7	Credit Suisse
8	UBS
9	Instinet
10	Virtu Financial

See pages 66-71 at the back of this presentation for endnotes.

41

Jefferies

Competitive Position and Market Share

Select Global Rankings[1]

Global Execution

Rank	Ranking (Source)
#1	Most Helpful Execution Broker during COVID-Related Market Crisis *(Greenwich)*
#1	U.S. Electronic Trading Client Service and Various Algos *(Greenwich)*
#1	European Electronic Trading with U.S. and U.K. Clients *(Extel)*
#1	U.S., Europe, and Asia ex Japan Convertibles *(Greenwich)*
Top 3	Market Share Gainer in Asia Cash Equities *(Third Party Market Survey)*
Top 5	Market Share Gainer in Global Cash Equities *(Third Party Market Survey)*
#8	Global Cash Equities *(Third Party Market Survey)*
#8	U.K. Cash Equities *(Third Party Market Survey)*
#8	U.K. SMID-Cap Trading & Execution *(Extel)*
Top 10	U.S. Listed Options *(Third Party Market Survey)*

Global Advisory

Rank	Ranking (Source)
#1	Global Small-Cap Equity Research Coverage Breadth *(Thomson Starmine)*
#1	China Internet Research *(Institutional Investor)*
#1	U.S. Healthcare Desk Strategy *(Institutional Investor)*
#2	U.K. Equity Research Coverage Breadth *(Thomson Starmine)*
#4	U.S. Equity Research Analysts *(Thomson Starmine)*
#4	U.S. IPO Volumes YTD in July *(Bloomberg)*
#5	U.K. SMiD Cap Sales Team *(Extel)*
#7	Asia Pacific Equity Research *(Institutional Investor)*
Top 10	Global Equity Research Coverage Breadth *(Thomson Starmine)*
Top 10	U.S. Equity Research *(Institutional Investor)*

Market Share across Products & Regions[2]

Product / Region	2020	2020 Note	2015
Global Cash	3.4%	+4 Ranks to 8th	2.1%
U.S. Cash	4.5%	+3 Ranks to 8th	3.3%
U.S. Convertibles	11.4%	1st in Sales, Trading, & Research Globally	8.6%
U.K. Cash	5.2%	+3 Ranks to 8th	3.0%
Pan European Cash	3.4%	+6 Ranks to 10th	2.0%
Asia ex Japan Cash	2.4%	+6 Ranks to 12th	0.9%
Japan Cash	3.3%	+5 Ranks to 12th	0.8%

See pages 66-71 at the back of this presentation for endnotes.

42

Jefferies

Equities Revenue Growth and Business Expansion Strategy Global Equities Revenue Growth over the Past 5 Years Continuing Growth Opportunities (1) Equities Net Revenues S&T Thought Cross-Border Distribution Leadership Differentiated Equity Research Breadth Events 143% Growth Global Since 2016 Advisory Thematic Macro Strategy Content & Podcasts 56% Growth Since 2016 Asia Pacific Expansion Globalization of Products Deepening Institutional Connectivity 61% Growth Electronic & Since 2016 Swaps Program Trading Global Execution International Convertibles Centralized Risk Book 2016 2017 2018 2019 LTM Q3 2020 Outsourced Trading OTC Derivatives Americas Europe Asia-Pacific See pages 66-71 at the back of this presentation for endnotes. 43Equities Revenue Growth and Business Expansion Strategy Global Equities Revenue Growth over the Past 5 Years Continuing Growth Opportunities (1) Equities Net Revenues S&T Thought Cross-Border Distribution Leadership Differentiated Equity Research Breadth Events 143% Growth Global Since 2016 Advisory Thematic Macro Strategy Content & Podcasts 56% Growth Since 2016 Asia Pacific Expansion Globalization of Products Deepening Institutional Connectivity 61% Growth Electronic & Since 2016 Swaps Program Trading Global Execution International Convertibles Centralized Risk Book 2016 2017 2018 2019 LTM Q3 2020 Outsourced Trading OTC Derivatives Americas Europe Asia-Pacific See pages 66-71 at the back of this presentation for endnotes. 43

Regional and Product Diversification (1) Percent of Equities Net Revenues By Region By Product 20% 27% 38% 51% 54% 59% 80% 73% 62% 49% 46% 41% FY 2012 FY 2015 LTM Q3 2020 FY 2012 FY 2015 LTM Q3 2020 Americas International High Touch Cash Non High Touch Cash See pages 66-71 at the back of this presentation for endnotes. 44Regional and Product Diversification (1) Percent of Equities Net Revenues By Region By Product 20% 27% 38% 51% 54% 59% 80% 73% 62% 49% 46% 41% FY 2012 FY 2015 LTM Q3 2020 FY 2012 FY 2015 LTM Q3 2020 Americas International High Touch Cash Non High Touch Cash See pages 66-71 at the back of this presentation for endnotes. 44

Equities – Strategic Priorities Partner With Clients to Grow Align Businesses Globally Drive Efficiency & Returns and Diversify Businesses Continue growing Non-Cash businesses & Continue monetizing investment Continue to build out focus on new business expansion in Asia Pacific financing capabilities Continue to build higher Capitalize on opportunities driven by competitor consolidation and dislocation margin businesses Increase client penetration across businesses Maintain disciplined Continue to grow our Cash offering globally and client revenue diversification focus on efficiency Focus on Talent Continue improving human capital through strategies including leadership development, recruiting, retention and diversity Leverage Continue digitalization and electronification of advisory and execution platforms, resulting in a leaner, quant -enabled platform Technology See pages 66-71 at the back of this presentation for endnotes. 45Equities – Strategic Priorities Partner With Clients to Grow Align Businesses Globally Drive Efficiency & Returns and Diversify Businesses Continue growing Non-Cash businesses & Continue monetizing investment Continue to build out focus on new business expansion in Asia Pacific financing capabilities Continue to build higher Capitalize on opportunities driven by competitor consolidation and dislocation margin businesses Increase client penetration across businesses Maintain disciplined Continue to grow our Cash offering globally and client revenue diversification focus on efficiency Focus on Talent Continue improving human capital through strategies including leadership development, recruiting, retention and diversity Leverage Continue digitalization and electronification of advisory and execution platforms, resulting in a leaner, quant -enabled platform Technology See pages 66-71 at the back of this presentation for endnotes. 45

Fixed IncomeFixed Income

Fixed Income – Our Business Evolution § Strong performance in all trading businesses in all regions across macro and credit § Diversified growth in revenues across our breadth of products § Continued emphasis on liquid, high-turnover inventory Sustained revenue growth across regions and products on disciplined resource usage (1) (2) (3) Fixed Income Net Revenues Capital Headcount ($ Millions) $1,241 LTM Q1'16 LTM Q3'20 LTM Q1'16 LTM Q3'20 (4) (5) Worst Case Stress % Profitable Trading Days 91% 66% $169 LTM Q1'16 LTM Q3'20 LTM Q1'16 LTM Q3'20 LTM Q1'16 LTM Q3'20 See pages 66-71 at the back of this presentation for endnotes. 47Fixed Income – Our Business Evolution § Strong performance in all trading businesses in all regions across macro and credit § Diversified growth in revenues across our breadth of products § Continued emphasis on liquid, high-turnover inventory Sustained revenue growth across regions and products on disciplined resource usage (1) (2) (3) Fixed Income Net Revenues Capital Headcount ($ Millions) $1,241 LTM Q1'16 LTM Q3'20 LTM Q1'16 LTM Q3'20 (4) (5) Worst Case Stress % Profitable Trading Days 91% 66% $169 LTM Q1'16 LTM Q3'20 LTM Q1'16 LTM Q3'20 LTM Q1'16 LTM Q3'20 See pages 66-71 at the back of this presentation for endnotes. 47

Pushing the Opportunity Curve Higher

- Maintained discipline on risk and capital through volatile period
- Emphasized liquid inventory and balance sheet velocity
- Continued our relentless commitment to clients
- Focused on hires in key areas
- Improved product and regional diversification

Record nine-month revenues in a challenging environment



Fixed Income Net Revenues
($ Millions)
$518
Q3
Q2
Q1
YTD Q3'19
$1,078
Q3
Q2
Q1
YTD Q3'20



Capital(1)
(5%)
YTD Q3'19
YTD Q3'20
Headcount(2)
+1%
YTD Q3'19
YTD Q3'20
Worst Case Stress(3)
+5%
YTD Q3'19
YTD Q3'20
% Profitable Trading Days(4)
85%
+7%
93%
YTD Q3'19
YTD Q3'20

See pages 66-71 at the back of this presentation for endnotes.

48

Jefferies

Strong Client Franchise

Improvements in our client franchise over the past five years have led to more consistent revenues and a higher return on capital

Strong Forward Momentum

Most Positive Forward Momentum Among Credit Products 2019

Market Share Growth

Top 10 Market Share grew from two to six products

>400bps Average increase in Market Share



2015
2019 / 2020
0.4%
10.9%
1.2%
5.5%
3.1%
7.4%
1.2%
5.1%
1.3%
4.6%
2.3%
3.9%
U.S. EM Credit
E.U. EM Credit
U.S. Distressed
U.S. Par Loans
U.S. HY Cash Bonds
U.S. Municipals

Expansion of our Footprint

>25% Increase in # of clients citing relationship with Jefferies U.S. Fixed Income

75% Increase in # of clients citing relationship with Jefferies among U.S. Core Credit Most Active Clients

Deepening of Existing Relationships

+300bps Increase in Market Share among U.S. Core Credit Most Active Clients

See pages 66-71 at the back of this presentation for endnotes.

49

Jefferies

Fixed Income - Strategic Priorities Partner With Clients to Grow Align Businesses Globally Drive Efficiency & Risk-Adjusted Returns and Diversify Businesses Extend core strengths to Europe and Asia: Active risk management Quality share vs. market share § HY and Distressed § Investment Grade Productive balance sheet with high velocity of § Structured Solutions turnover Deeper (long-term, multi-product) partnerships § Swaps with targeted clients § CLOs Capital efficiency Enhanced Financing and Derivatives capabilities Expense containment Differentiated position in the market place gives us a unique perspective Leverage Our Rapid decision making due to flat management structure Distinctive Culture Innovative solutions for our clients Digitalize pathways to client Capitalize on Smart analytical tools Investments in Workflow automation Technology Content management See pages 66-71 at the back of this presentation for endnotes. 50Fixed Income - Strategic Priorities Partner With Clients to Grow Align Businesses Globally Drive Efficiency & Risk-Adjusted Returns and Diversify Businesses Extend core strengths to Europe and Asia: Active risk management Quality share vs. market share § HY and Distressed § Investment Grade Productive balance sheet with high velocity of § Structured Solutions turnover Deeper (long-term, multi-product) partnerships § Swaps with targeted clients § CLOs Capital efficiency Enhanced Financing and Derivatives capabilities Expense containment Differentiated position in the market place gives us a unique perspective Leverage Our Rapid decision making due to flat management structure Distinctive Culture Innovative solutions for our clients Digitalize pathways to client Capitalize on Smart analytical tools Investments in Workflow automation Technology Content management See pages 66-71 at the back of this presentation for endnotes. 50

Leucadia Asset ManagementLeucadia Asset Management

Leucadia Asset Management – Overview § Diversified alternative asset management platform – supporting and developing focused funds and managed accounts managed by distinct management teams – Includes certain asset management activities within Jefferies Financial Group, including investments and strategic relationsh ips where we participate in all or a portion of the revenue or income of the underlying manager § Diversified, uncorrelated portfolio has led to strong performance and fundraising momentum – Focus on multi-managers, low-net or alternative yield strategies – Variety of products offered has increased investor interest in the platform § Opportunities to partner with investors and create customized product offerings/combinations – Long-term goal of meaningful and continuously growing stream of management fees; currently $ 22 billion of AUM across JFG including $8 (1) billion in Jefferies Finance asset management activities § Leveraging Jefferies Group to source and Leucadia’s brand to market § Scaled in-house LAM-level marketing & IR functions See pages 66-71 at the back of this presentation for endnotes. 52Leucadia Asset Management – Overview § Diversified alternative asset management platform – supporting and developing focused funds and managed accounts managed by distinct management teams – Includes certain asset management activities within Jefferies Financial Group, including investments and strategic relationsh ips where we participate in all or a portion of the revenue or income of the underlying manager § Diversified, uncorrelated portfolio has led to strong performance and fundraising momentum – Focus on multi-managers, low-net or alternative yield strategies – Variety of products offered has increased investor interest in the platform § Opportunities to partner with investors and create customized product offerings/combinations – Long-term goal of meaningful and continuously growing stream of management fees; currently $ 22 billion of AUM across JFG including $8 (1) billion in Jefferies Finance asset management activities § Leveraging Jefferies Group to source and Leucadia’s brand to market § Scaled in-house LAM-level marketing & IR functions See pages 66-71 at the back of this presentation for endnotes. 52

Leucadia Asset Management – Our Platforms and Strategies

($ Billions)

		Strategy	NAV[1]	Founded	Description
Multi-Manager	Weiss[2]	Multi	$2.3	1978	▪ Multi-strategy asset manager with 40 year track record
Multi-Manager	Schonfeld[2]	Equities	$2.1	2014	▪ Discretionary long/short equity hedge fund platform ▪ Combination of Folger Hill with Schonfeld's Fundamental Equity business
Multi-Manager	Dymon Asia[2]	Multi	$2.8	2008	▪ Asia focused Multi-strategy and Multi-Macro investment management firm
Multi-Manager	Topwater Capital	Multi	$0.4	2002	▪ First-loss, scalable multi-manager and multi-strategy liquid securities fund
Fundamental	Monashee Investment Management[3]	Equities/ Converts	$1.2	2011	▪ Capital markets driven equities and convertible notes fund
Fundamental	Core Commodity Management[4]	Commodity-Related	$3.9	2003	▪ Active strategies designed to provide enhanced commodity exposure
Fundamental	Solanas Capital	ESG	$0.2	2009	▪ Alternative energy ESG and energy infrastructure products
Fundamental	Riposte Capital	Equities	$0.3	2015	▪ Long/short equity strategy that invests in targeted industries including financial services and cyclical industries
Fundamental	Kathmandu	Energy / Cyclical	$0.2	2015	▪ Global long/short equity strategy managing a cross-asset portfolio of equities and derivatives
Fundamental	Pendeen Asset Management	Event Driven	$0.2	2007	▪ Event driven strategy investing in merger arbitrage, relative value and stock loan arbitrage
Fundamental	SikraCapital	European Catalyst Driven	$0.4	2017	▪ Low net, long/short Equity strategy focused on European catalyst- driven opportunities
Credit	Jefferies Finance[5]	Corporate Credit	$8.0	2004	▪ CLO manager, leveraged finance and middle-market credit investing platform
Credit	Point Bonita Capital	Trade Finance	$0.2	2019	▪ Trade finance and supply chain-based corporate credit investments
Credit	3|5|2 Capital	Consumer ABS	NA[6]	2020	▪ Structured product strategies, emphasizing consumer-related ABS
Credit	FourSixThree[4]	Distressed	NA[6]	2020	▪ Distressed credit opportunities across all sectors and geographies
Private Equity	Stonyrock Partners[4]	GP Stakes	NA[6]	2019	▪ Minority general partner equity investments in global middle-market alternative managers

See pages 66-71 at the back of this presentation for endnotes.

53

Jefferies

Recent Developments § January 2020: Announced strategic relationship with Dymon Asia and acquired Riposte Capital team – Invested in Dymon Asia to support the launch of its Multi-Strategy Investment program § Received perpetual revenue share § AUM in the multi-strategy program has grown to over $2 billion in under one year § Positive results YTD – Riposte team joined LAM to offer its uncorrelated low net long/short strategy § Performed well during highest volatility periods § February 2020: Announced launch of Monashee Converts strategy – Both Monashee’s core strategy and new converts strategies have performed very well YTD – Significant AUM growth via LAM marketing efforts – Additional new products in development including Investment Grade and Crossover strategies § March 2020: Performance in bear market – Despite turbulent market conditions in Q2, most of LAM’s strategies avoided losses or produced modest gains, with isolated dr awdowns § June 2020: Exited quantPORT systematic division and transferred a portion of the group and license of IP to a third party – Modest recent returns were leading to difficulties in attracting new capital – Fee base was insufficient to profitably support the operating costs of a competitive systematic strategy at scale See pages 66-71 at the back of this presentation for endnotes. 54Recent Developments § January 2020: Announced strategic relationship with Dymon Asia and acquired Riposte Capital team – Invested in Dymon Asia to support the launch of its Multi-Strategy Investment program § Received perpetual revenue share § AUM in the multi-strategy program has grown to over $2 billion in under one year § Positive results YTD – Riposte team joined LAM to offer its uncorrelated low net long/short strategy § Performed well during highest volatility periods § February 2020: Announced launch of Monashee Converts strategy – Both Monashee’s core strategy and new converts strategies have performed very well YTD – Significant AUM growth via LAM marketing efforts – Additional new products in development including Investment Grade and Crossover strategies § March 2020: Performance in bear market – Despite turbulent market conditions in Q2, most of LAM’s strategies avoided losses or produced modest gains, with isolated dr awdowns § June 2020: Exited quantPORT systematic division and transferred a portion of the group and license of IP to a third party – Modest recent returns were leading to difficulties in attracting new capital – Fee base was insufficient to profitably support the operating costs of a competitive systematic strategy at scale See pages 66-71 at the back of this presentation for endnotes. 54

Recent Developments (Continued) § New credit strategies in response to post-Covid opportunities – August 2020: Launched 3|5|2 Capital as a division of LAM § Consumer Asset-Backed Securities strategy § Led by Jordan Chirico, formerly of Brigade Capital – September 2020: Announced strategic relationship with FourSixThree Capital § New manager focused on distressed credit and special situations § Led by Scott Balkan, formerly of PointState – October/November 2020: Expected launch of Point Bonita Capital commingled fund § Trade Finance program was initially piloted as an SMA for LAM See pages 66-71 at the back of this presentation for endnotes. 55Recent Developments (Continued) § New credit strategies in response to post-Covid opportunities – August 2020: Launched 3|5|2 Capital as a division of LAM § Consumer Asset-Backed Securities strategy § Led by Jordan Chirico, formerly of Brigade Capital – September 2020: Announced strategic relationship with FourSixThree Capital § New manager focused on distressed credit and special situations § Led by Scott Balkan, formerly of PointState – October/November 2020: Expected launch of Point Bonita Capital commingled fund § Trade Finance program was initially piloted as an SMA for LAM See pages 66-71 at the back of this presentation for endnotes. 55

Recent Developments (Continued) § Fundraising – $3 billion in 1H AUM additions driven by Dymon, Schonfeld and Monashee – Strong pipeline for second half including potential first close for Point Bonita – Kathmandu, low net energy-focused strategy with exceptional returns, is also closing its first third party investor – Anticipated launch of Solanas ESG UCITS offering – Continued Stonyrock marketing § Marketing Team – Grew our marketing team to 14 total professionals, meaningfully increasing capacity – Added Head of Asia Business Development to expand geographic reach – Hired dedicated Head of Investor Relations to further enhance client service See pages 66-71 at the back of this presentation for endnotes. 56Recent Developments (Continued) § Fundraising – $3 billion in 1H AUM additions driven by Dymon, Schonfeld and Monashee – Strong pipeline for second half including potential first close for Point Bonita – Kathmandu, low net energy-focused strategy with exceptional returns, is also closing its first third party investor – Anticipated launch of Solanas ESG UCITS offering – Continued Stonyrock marketing § Marketing Team – Grew our marketing team to 14 total professionals, meaningfully increasing capacity – Added Head of Asia Business Development to expand geographic reach – Hired dedicated Head of Investor Relations to further enhance client service See pages 66-71 at the back of this presentation for endnotes. 56

Leucadia Asset Management – Strategic Priorities § Grow fee-generating third party assets; prospect of long-term stable cash flows § Continue to add new strategies § Earn strong return on invested capital; recycle capital to support new strategies § Manage cost and mitigate risk – Leverage Jefferies Group back office to manage launch costs and operating expenses – Strict controls to manage and limit risk – Cut losses when necessary at pre-determined levels See pages 66-71 at the back of this presentation for endnotes. 57Leucadia Asset Management – Strategic Priorities § Grow fee-generating third party assets; prospect of long-term stable cash flows § Continue to add new strategies § Earn strong return on invested capital; recycle capital to support new strategies § Manage cost and mitigate risk – Leverage Jefferies Group back office to manage launch costs and operating expenses – Strict controls to manage and limit risk – Cut losses when necessary at pre-determined levels See pages 66-71 at the back of this presentation for endnotes. 57

Merchant BankingMerchant Banking

Merchant Banking – Business Highlights

- Diversity of remaining merchant banking investments has mitigated the impact of the pandemic
- Opportunities for monetization continue to be evaluated and pursued

Company	Impact of COVID Pandemic	Outlook
Linkem	▪ Lockdown increased demand, accelerating subscriber growth	▪ Larger customer base, advantageous financing due to pandemic, and partnership with Fastweb have positioned Linkem well
HomeFed	▪ Home sales and development have remained strong ▪ While the majority of retail tenants have re-opened, certain commercial and hotel assets remain challenged	▪ Core development plans for home sites and apartment buildings continue ▪ Finished lot interest from homebuilders remains strong
Vitesse	▪ Extreme volatility of oil prices ▪ Impact offset by hedges ▪ Oil's gradual recovery, now $40/bbl up from teens	▪ ~85% of Company's reserves yet to be developed, expect development to resume in late 2021 if oil prices recover and approach $50/bbl ▪ Falling development costs improves returns
Idaho Timber	▪ Plants were able to remain open safely due to the open air nature of our lumber facilities ▪ Geographical diversification across the US tends to minimize the effect of regional virus impact ▪ Unprecedented lumber demand at Home Center stores and limited supply led to favorable pricing and very strong performance	▪ Scarce availability of wood has allowed Idaho Timber to lock in some future sales on favorable terms, however, we expect the market to be volatile as lumber supply returns to normal over the course of 2H 2020

See pages 66-71 at the back of this presentation for endnotes.
59
Jefferies

Linkem – Overview

Overview

- Leading fixed wireless broadband provider in Italy
  - Core consumer offering provides pre- and post-paid residential customers unlimited broadband services for €27/month
  - Linkem also sells its services through wholesale and strategic partners including Telecom Italia, Tiscali, Iren and Go Internet
  - 46% subscriber CAGR since initial investment in 2011
  - LTM 6/30/20 Revenue and Adjusted EBITDA of €137 million and €59 million, respectively[1][2]
- Nationwide network deployment with base stations, fiber exchange points, points of sale and customers in every region of Italy
  - 2,450+ base stations deployed, reaching 68% of the population
  - Network is 100% 5G-ready LTE; trial 5G deployments in progress
  - 620+ fiber points of presence
  - 6,000+ indirect sales and distribution points

Market Overview

- Linkem provides fixed wireless broadband service with a compelling combination of speed and price
- Approximately 85% of the Italian broadband market is served by fiber to the cabinet (FTTC) or legacy technologies; Linkem's current 4G technology provides comparable or better service with much lower capex and an unmatched speed of deployment
- The company is transitioning its network to 5G, which will greatly increase the speed and quality of its connections
  - In partnership with Fastweb, Linkem is deploying large 5G fixed wireless networks that should provide the fastest-available connection to the majority of covered premises

Revenue[2]

(€ Millions; FYE 12/31)



€ 150
€ 125
€ 100
€ 75
€ 50
€ 25
€ -
€ 28.5
€ 49.5
€ 63.3
€ 82.2
€ 101.0
€ 122.6
€ 127.6
€ 136.8
2013
2014
2015
2016
2017
2018
2019
LTM[2] 6/30/20

Key Ownership Details

- 42% common / 56% fully diluted ownership as of 8/31/20; initial investment in July 2011
- Book Value at 8/31/20: $206 million; Fair Market Value[3] at 5/31/20: $630 million

Strategic Priorities

- Continue growing subscriber base in Linkem's core consumer fixed wireless broadband service, while maintaining excellent operating metrics and customer satisfaction
- Execute on recently-announced network sharing agreements with Fastweb to roll out best-in-class 5G service throughout Italy's Tier 2/3 cities and into the digital divide
- Leverage 5G experience and cost savings from the Fastweb partnership across the rest of Linkem's network
- Expand the network into digital divide areas (representing up to 25% of the population) by leveraging access to third-party networks
- Upsell additional services to customer base and expand existing wholesale and B2B businesses

Spectrum Value

- The value of Linkem's frequency has increased significantly
  - The 3.5 GHz band is globally recognized as a core band for 5G services
  - The results of Italy's 3.6-3.8 GHz frequency auction that concluded on October 2, 2018 implied an estimated value of approximately €1.3 billion for Linkem's frequency, without ascribing any value to Linkem's growing operating business, customers or other assets
- Linkem's broad 5G spectrum holdings will allow it to increase consumer broadband services as well as higher-capacity B2B services and connectivity for any 5G application, including integrating service with 5G mobile carriers to provide bandwidth to mobile customers

See pages 66-71 at the back of this presentation for endnotes.

60

Jefferies

HomeFed – Overview

HomeFed Corporation

Company Overview

- Developer/owner of residential and mixed-use real estate projects in California, New York, Florida, South Carolina and Virginia
- After many years in the entitlement process, the vast majority of HomeFed's assets are now either operating real estate or entitled land that is ready for sale/monetization
- HomeFed also has a substantial pipeline of vertical development projects (primarily multi-family residential apartments) that will be developed and operated over time

Revenue

($ Millions)



$150
$100
$50
$0
$59.5
$69.5
$86.9
$114.5
$140.6
$89.4
$31.3
2014
2015
2016
2017
2018
2019(2)
YTD Q3'20

Distributions to Jefferies



Pre-Merger
Post-Merger
$60
$40
$20
$0
$0.0
$0.0
$0.0
$0.0
$0.0
$60.0
$33.0
2014
2015
2016
2017
2018
2019
YTD 9/30/20

Key Ownership Details

- Date of Initial Investment: July 1995
- Book Value at 8/31/20: $457 million; Fair Market Value[1] at 5/31/20: $450 million
- Ownership: 100%
  - On 7/1/19, Jefferies closed the acquisition of 30% of HomeFed it did not already own via an all-stock deal
  - HomeFed has since made approximately $93 million of distributions to Jefferies

Strategic Priorities

- Optimize assets and leverage the experienced team to focus on expediting development programs and maximizing revenue and return over the coming years
- Develop apartment pipeline and operate the resulting stabilized cash flow generating vertical assets
  - Construction on the first project (mixed-use development in Escaya, CA) is complete and leasing up at a strong pace with additional projects underway
  - Evaluate opportunities to raise third party capital to accelerate development projects and enhance returns to HomeFed and Jefferies
- Continue to explore opportunities outside its core geographies and pursue the entitlement process at HomeFed's earlier stage projects to feed its pipeline

Key Assets

- Otay Ranch assets (Chula Vista, CA)
  - ~4,450 acres of land entitled for 13,050 total units being developed in distinct villages
  - Home sales and development have remained strong through COVID-19, as the first village in development at Otay (Escaya) has sold 942 of 992 total planned homes through 8/31/20
  - Development of the second village (Cota Vera) is well underway and is planned for ~2,334 homes and 117,000-300,000 sqft of retail; offers have been received from various homebuilders and are currently being evaluated
- Renaissance Plaza (Brooklyn, NY)
  - Mixed use asset comprised of an office building, Marriott hotel and garage
  - Refinanced two office condos in 2018 and 2019, generating approximately $119 million in proceeds to HomeFed
  - HomeFed has conservatively written down its entire minority stake in the Marriott hotel due to challenges created by the COVID-19 environment
- Sweetbay (Panama City, FL)
  - Development of single family homes and other products continue; a 300-unit apartment project is anticipated to start in late-2020
- Fanita Ranch (Santee, CA)
  - City Council approved ~3,000 units in September 2020

See pages 66-71 at the back of this presentation for endnotes.

61

Jefferies

Vitesse Energy Finance – Overview

Company Overview

- Bob Gerrity (CEO) and Brian Cree (COO) were the Management team at Gerrity Oil & Gas, a NYSE traded oil & gas company profitably sold (now part of Chevron). Started Vitesse ("VE") in 2014
- Denver based non-operating investor that has curated a diversified portfolio of oil & gas assets (under 5% avg. per lease) through which it acquires, develops and produces oil and gas derived cash flow
- The company co-invests in horizontal well development with leading US operating partners. As a non-op partner, VE leverages the technology, operating and development expertise of its partners without duplicating those costs which enhances VE's returns. Operating partners include EOG, Conoco, Exxon, Marathon, Hess, Equinor, WPX, Continental and others
- Most of VE's value remains yet to be developed into future cash flowing wells. Returns are expected to benefit from oil's projected rise to $50/bbl and improving completion technologies which increase reserves per new well. Development capex is funded from cash flow from operations
- $425 million net cash ($530 million book value) of remaining investment. Production reached 11,000boe/day at beginning of 2020 flowing from 4,500 gross wells (92 net) with 300+ net high return development locations in inventory for future development

Key Market Trends

- Oil prices fell precipitously in Q2 2020 as a result of the COVID-19 pandemic causing operators to curtail new development and some flowing wells were shut in
- June was low point in Bakken production. Development expected to recommence as oil approaches $50/bbl projected to occur in 2021
- Bakken horizontal development returns are higher at $50/bbl oil than in 2014 when oil was over $85/bbl due to increased drilling efficiency, lower drilling costs and improving completion methods that nearly doubled reserves for new wells from 600 mboe to over 1,000 mboe
- Bakken achieved record field production of 1.4 million/bbl/day at EOY 2019, now 1.0 million/bbl/day with 20% of Bakken wells currently shut-in. Field now in low risk "manufacturing" mode and expect shut-in wells to be brought back to production by year end

Strategic Priorities

- When oil prices recover and approach $50/bbl in 2021, VE expects to participate in lower risk infill horizontal development drilling in the core areas of the Bakken that should then produce 30%+ drill bit level IRRs
- VE will take advantage of its low leverage (Debt/EBITDA) to attract and participate in the highest rate of return opportunities (acquisitions and drilling)
- Enhance in-house Big Data capabilities that identify which operators and locations in the Bakken produce the highest risk adjusted returns for VE to deploy its capex budget. Capex projected to continue to be funded from free cash flow
- Evaluate opportunities for merger or combinations that could provide liquidity

Recent Developments

- Production for Q3 2020 was 8,300 boe/day down from 11,000 boe/day at EOY 2019 due to lower oil demand as a results of the COVID-19 pandemic. Projected year end rate of approximately 8,500 boe/day
- Over 100% of 2020 production hedged at $60/bbl average. Over 50% of 2021 projected production hedged at $54/bbl with additional hedges to be added over time when prices make sense
- 2020 Q3 Adjusted EBITDA[1] was $21 million

Key Ownership Details

- Jefferies Ownership: 97% (Management owns remaining 3%)
- Book Value at 8/31/20: $530 million; Fair Market Value[2] at 5/31/20: $522 million

See pages 66-71 at the back of this presentation for endnotes.

62

Jefferies

Idaho Timber – Overview

IDAHO TIMBER

Company Overview

- Manufacturer and distributor of wood products
  - Complementary Remanufacturing and Sawmill segments
- 7 plants and 3 sawmills located in 7 states
  - ~1.0 billion board feet of capacity
- Remanufacturing segment
  - Purchase low value dimension lumber and remanufacture to add value for pro dealers and lumber yards
  - Grade, bundle and bar code proprietary board products for major home center stores
- Sawmill segment
  - Sawmills in Arkansas, Louisiana and Idaho producing southern yellow pine and cedar products primarily for sale to lumber treating companies and pro dealers
  - End market is predominantly treated decking for sale in home centers
- Strong management team is led by CEO Ted Ellis, who has been with the company for 30 years
- Highly cash generative given low cap-ex required to maintain operations

Strategic Priorities

- Focus on timely purchasing opportunities to enhance revenue and margins
- Continue to improve efficiency at primary sawmills
- Position operations to increase spread and volumes in remanufacturing segment
- Work with home center clients to develop unique programs, product line expansion and margin improvement

Key Ownership Details

- Ownership: 100%
- Book Value at 8/31/20: $92 million; Fair Market Value[1] at 5/31/20: $155 million

Recent Developments

- High lumber demand in combination with limited supply response due to COVID-19 related disruptions led to favorable pricing and record results
- All segments (Remanufacturing, Board and Sawmill) benefited as a result of stay-at-home orders and social distancing driving home improvement and construction
- Geographic diversification and open-air, well-ventilated facilities allowed Idaho Timber to maintain steady production
- Supply costs were favorable as typical industrial and Asian-based market participants were not as active in bidding for low grade inputs and other manufacturers decided to idle facilities
- This combination of product demand and availability of favorably priced inputs has led to record profit

Financial Performance

($ Millions)	FY[2] 2015	FY[2] 2016	FY[2] 2017	11 M[3] 2018	FY[4] 2019	9 M 2019	9 M 2020
Revenue	$257.8	$276.6	$318.9	$357.5	$324.8	$248.3	$282.8
% Growth	*2.4%*	*7.3%*	*15.3%*				*13.9%*
Pre-Tax Income	$16.1	$20.3	$28.9	$35.7	$18.0	$13.3	$42.6
% Margin	*6.2%*	*7.3%*	*9.1%*	*10.0%*	*5.5%*	*5.3%*	*15.1%*
EBITDA[5]	$19.9	$23.0	$32.2	$39.0	$22.2	$16.4	$45.8

See pages 66-71 at the back of this presentation for endnotes.

63

Jefferies

Q & A Session Please submit questions using the webcast question boxQ & A Session Please submit questions using the webcast question box

AppendixAppendix

Endnotes These notes refer to page 4 (1) The financial measures presented herein include adjusted non- GAAP financial measures for 2011-15, which exclude the impact of the results of operations of Bache, a business substantially exited in 2015. See Appendix on page 72 for reconciliation to GAAP amounts. Net Earnings (Loss) in 1990-2012 are attributable to Common Shareholders. Net Earnings in 2013-2020 are attributable to Jefferies Group LLC. Jefferies Group's results in 2013 for the Successor period includes the results of operations for the first quarter ending 2/28/13, which are part of the Predecessor period. The Predecessor and Successor periods are separated by a vertical line to highlight the fact that the financial information for such periods have been prepared under two different cost bases of accounting. Results in 2010 are for the 11 months ended November 30, 2010. (2) 2008 post-tax loss of $541 million includes expenses of $427 million related to the modification of employee stock awards and restructuring activities, offset by $434 million equity raise. 2018 GAAP net earnings attributable to Jefferies Group LLC of $159 million are adjusted to exclude the provisional tax charge of $165 million related to the enactment of the Tax Cuts and Jobs Act that was recorded in the year ended November 30, 2018. These notes refer to page 7 (1) Tangible Book Value is a non-GAAP measure. See Appendix on page 75 for reconciliation to GAAP amounts. These notes refer to page 8 (1) Based on beginning of period tangible Jefferies Group LLC member’s equity. See Appendix on page 73 for reconciliation to GAAP amounts. These notes refer to page 9 (1) Jefferies Group's results in 2013 for the Successor period includes the results of operations for the first quarter ending 2/ 28/13, which are part of the Predecessor period. The Predecessor and Successor periods are separated by a vertical line to highlight the fact that the financial information for s uch periods have been prepared under two different cost bases of accounting. Results in 2010 are for the 11 months ended November 30, 2010. These notes refer to page 10 Source: Dealogic. These notes refer to page 11 Source: Dealogic. (1) Defined as Jefferies’ fiscal Q2 and Q3 2020 (from March 1, 2020 through August 31, 2020). 66Endnotes These notes refer to page 4 (1) The financial measures presented herein include adjusted non- GAAP financial measures for 2011-15, which exclude the impact of the results of operations of Bache, a business substantially exited in 2015. See Appendix on page 72 for reconciliation to GAAP amounts. Net Earnings (Loss) in 1990-2012 are attributable to Common Shareholders. Net Earnings in 2013-2020 are attributable to Jefferies Group LLC. Jefferies Group's results in 2013 for the Successor period includes the results of operations for the first quarter ending 2/28/13, which are part of the Predecessor period. The Predecessor and Successor periods are separated by a vertical line to highlight the fact that the financial information for such periods have been prepared under two different cost bases of accounting. Results in 2010 are for the 11 months ended November 30, 2010. (2) 2008 post-tax loss of $541 million includes expenses of $427 million related to the modification of employee stock awards and restructuring activities, offset by $434 million equity raise. 2018 GAAP net earnings attributable to Jefferies Group LLC of $159 million are adjusted to exclude the provisional tax charge of $165 million related to the enactment of the Tax Cuts and Jobs Act that was recorded in the year ended November 30, 2018. These notes refer to page 7 (1) Tangible Book Value is a non-GAAP measure. See Appendix on page 75 for reconciliation to GAAP amounts. These notes refer to page 8 (1) Based on beginning of period tangible Jefferies Group LLC member’s equity. See Appendix on page 73 for reconciliation to GAAP amounts. These notes refer to page 9 (1) Jefferies Group's results in 2013 for the Successor period includes the results of operations for the first quarter ending 2/ 28/13, which are part of the Predecessor period. The Predecessor and Successor periods are separated by a vertical line to highlight the fact that the financial information for s uch periods have been prepared under two different cost bases of accounting. Results in 2010 are for the 11 months ended November 30, 2010. These notes refer to page 10 Source: Dealogic. These notes refer to page 11 Source: Dealogic. (1) Defined as Jefferies’ fiscal Q2 and Q3 2020 (from March 1, 2020 through August 31, 2020). 66

Endnotes These notes refer to page 12 (1) Source: Coalition FY15-1H20 Coalition Index Revenues. Coalition Index includes BAC, BARC, BNPP, CITI, CS, DB, GS, HSBC, JPM, MS, SG, UBS. Analysis is based on Coalition’s standard taxonomy. FICC represents Fixed Income, Currency and Commodities. (2) 2015 and LTM Q1’16 adjusted to exclude results from Bache. See Appendix on page 74 for reconciliation to GAAP amounts. (3) Sourced from Greenwich Associates COVID -19 Equity Investors Flash Study, April 2020. These notes refer to page 13 (1) Aggregate NAV and NAV-equivalent Assets Under Management for all strategies as of 8/31/20. These notes refer to page 16 (1) Tangible Book Value is a non-GAAP measure. See Appendix on page 75 for reconciliation to GAAP amount. These notes refer to page 17 (1) Fully diluted shares outstanding, a non- GAAP measure, is defined as Jefferies Financial Group’s common shares outstanding plus restricted stock and other shares. Refer to Appendix on page 77 for reconciliation to GAAP amounts. These notes refer to page 20 (1) Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets of $46,660 million less goodwill and identifiable intangible assets of $1,806 million divided by tangible Jefferies Group LLC member's equity of $4,682 million. Tangible Jefferies Group LLC Member's equity (a non- GAAP financial measure) represents total Jefferies Group LLC member's equity of $6,488 million less goodwill and identifiable intangible assets of $1,806 million. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio. These notes refer to page 21 Note: As presented in Jefferies Group LLC public filings. (1) Leverage ratio equals total assets divided by total equity. (2) Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets of $46,660 million less goodwill and identifiable intangible assets of $1,806 million divided by tangible Jefferies Group LLC member's equity of $4,682 million. Tangible Jefferies Group LLC Member's equity (a non- GAAP financial measure) represents total Jefferies Group LLC member's equity of $6,488 million less goodwill and identifiable intangible assets of $1,806 million. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio. 67Endnotes These notes refer to page 12 (1) Source: Coalition FY15-1H20 Coalition Index Revenues. Coalition Index includes BAC, BARC, BNPP, CITI, CS, DB, GS, HSBC, JPM, MS, SG, UBS. Analysis is based on Coalition’s standard taxonomy. FICC represents Fixed Income, Currency and Commodities. (2) 2015 and LTM Q1’16 adjusted to exclude results from Bache. See Appendix on page 74 for reconciliation to GAAP amounts. (3) Sourced from Greenwich Associates COVID -19 Equity Investors Flash Study, April 2020. These notes refer to page 13 (1) Aggregate NAV and NAV-equivalent Assets Under Management for all strategies as of 8/31/20. These notes refer to page 16 (1) Tangible Book Value is a non-GAAP measure. See Appendix on page 75 for reconciliation to GAAP amount. These notes refer to page 17 (1) Fully diluted shares outstanding, a non- GAAP measure, is defined as Jefferies Financial Group’s common shares outstanding plus restricted stock and other shares. Refer to Appendix on page 77 for reconciliation to GAAP amounts. These notes refer to page 20 (1) Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets of $46,660 million less goodwill and identifiable intangible assets of $1,806 million divided by tangible Jefferies Group LLC member's equity of $4,682 million. Tangible Jefferies Group LLC Member's equity (a non- GAAP financial measure) represents total Jefferies Group LLC member's equity of $6,488 million less goodwill and identifiable intangible assets of $1,806 million. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio. These notes refer to page 21 Note: As presented in Jefferies Group LLC public filings. (1) Leverage ratio equals total assets divided by total equity. (2) Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets of $46,660 million less goodwill and identifiable intangible assets of $1,806 million divided by tangible Jefferies Group LLC member's equity of $4,682 million. Tangible Jefferies Group LLC Member's equity (a non- GAAP financial measure) represents total Jefferies Group LLC member's equity of $6,488 million less goodwill and identifiable intangible assets of $1,806 million. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio. 67

Endnotes These notes refer to page 22 (1) Results for the Nine Months Ended August 31, 2019 and for the 12 Months Ended November 30, 2019 are adjusted to remove the ac cumulated other comprehensive income nonrecurring tax benefit in 2019. See Appendix on page 76 for reconciliation to GAAP amounts. These notes refer to page 24 (1) Since April 1, 2018. Includes share repurchases, normal and special dividends. (2) Tangible Book Value is a non-GAAP financial measure. See Appendix on page 75 for reconciliation to GAAP amounts. These notes refer to page 25 (1) Fair market values as of May 31, 2020 are adjusted for Investments in Public Companies as of August 31, 2020. See Appendix on page 83 for reconciliation to GAAP amount. (2) Primarily HomeFed. (3) Tangible Book Value is a non-GAAP measure. See Appendix on pages 78 – 79 for reconciliation to GAAP amount. These notes refer to page 29 Note: Industry data sourced from Dealogic. As reported in Jefferies Group public filings. (1) Excludes Other Investment Banking revenues. These notes refer to page 30, 31, 35 Source: Dealogic. These notes refer to page 36 Source: Dealogic. (1) All underwriting fees attributable to investment banks, including fees realized at time of SPAC IPO and potential fees to be realized at time of future SPAC initial business combination. 68Endnotes These notes refer to page 22 (1) Results for the Nine Months Ended August 31, 2019 and for the 12 Months Ended November 30, 2019 are adjusted to remove the ac cumulated other comprehensive income nonrecurring tax benefit in 2019. See Appendix on page 76 for reconciliation to GAAP amounts. These notes refer to page 24 (1) Since April 1, 2018. Includes share repurchases, normal and special dividends. (2) Tangible Book Value is a non-GAAP financial measure. See Appendix on page 75 for reconciliation to GAAP amounts. These notes refer to page 25 (1) Fair market values as of May 31, 2020 are adjusted for Investments in Public Companies as of August 31, 2020. See Appendix on page 83 for reconciliation to GAAP amount. (2) Primarily HomeFed. (3) Tangible Book Value is a non-GAAP measure. See Appendix on pages 78 – 79 for reconciliation to GAAP amount. These notes refer to page 29 Note: Industry data sourced from Dealogic. As reported in Jefferies Group public filings. (1) Excludes Other Investment Banking revenues. These notes refer to page 30, 31, 35 Source: Dealogic. These notes refer to page 36 Source: Dealogic. (1) All underwriting fees attributable to investment banks, including fees realized at time of SPAC IPO and potential fees to be realized at time of future SPAC initial business combination. 68

Endnotes These notes refer to page 37 (1) Includes core capital, third party assets under management and committed funding. These notes refer to page 41 (1) Global Equity Research coverage reflects year-end coverage for each year and 2020 is as of 8/31/20. (2) Data reflects Jefferies Group notional execution volume growth FYTD (December – August) 2020 vs. 2019 for Global Cash and Electronic Trading. (3) Sourced from Greenwich Associates COVID -19 Equity Investors Flash Study, April 2020. These notes refer to page 42 (1) Ranks reflect most recent available rankings from various publications. (2) Cash includes Cash, Algo and PT. Cash and Options sourced from Third Party Market Survey. 2020 represents 1H20 results and 2015 reflects full-year results. Convertibles sourced from Greenwich Associates. These notes refer to page 43 (1) Revenues reflect Global Equities Capital Markets net revenues on a fiscal-year basis. 2020 reflects LTM (September 2019 through August 2020). These notes refer to page 44 (1) Revenues reflect Global Equities Capital Markets net revenues on a fiscal-year basis. 2020 reflects LTM (September 2019 through August 2020). By Product revenue percentages only reflect High Touch Cash and Non High Touch Cash sales and trading products. These notes refer to page 47 Note: As presented in Jefferies Group LLC public filings. (1) LTM Q1 2016 adjusted to exclude results from Bache. See Appendix on page 74 for reconciliation to GAAP amount. (2) Average Cash Capital Plus Liquidity Buffer. (3) Average Headcount with LTM Q1’16 adjusted to include Financial Futures and FX, new businesses that were added in FY 2015. (4) Average worst case stress. (5) Based on daily Fixed Income revenues. 69Endnotes These notes refer to page 37 (1) Includes core capital, third party assets under management and committed funding. These notes refer to page 41 (1) Global Equity Research coverage reflects year-end coverage for each year and 2020 is as of 8/31/20. (2) Data reflects Jefferies Group notional execution volume growth FYTD (December – August) 2020 vs. 2019 for Global Cash and Electronic Trading. (3) Sourced from Greenwich Associates COVID -19 Equity Investors Flash Study, April 2020. These notes refer to page 42 (1) Ranks reflect most recent available rankings from various publications. (2) Cash includes Cash, Algo and PT. Cash and Options sourced from Third Party Market Survey. 2020 represents 1H20 results and 2015 reflects full-year results. Convertibles sourced from Greenwich Associates. These notes refer to page 43 (1) Revenues reflect Global Equities Capital Markets net revenues on a fiscal-year basis. 2020 reflects LTM (September 2019 through August 2020). These notes refer to page 44 (1) Revenues reflect Global Equities Capital Markets net revenues on a fiscal-year basis. 2020 reflects LTM (September 2019 through August 2020). By Product revenue percentages only reflect High Touch Cash and Non High Touch Cash sales and trading products. These notes refer to page 47 Note: As presented in Jefferies Group LLC public filings. (1) LTM Q1 2016 adjusted to exclude results from Bache. See Appendix on page 74 for reconciliation to GAAP amount. (2) Average Cash Capital Plus Liquidity Buffer. (3) Average Headcount with LTM Q1’16 adjusted to include Financial Futures and FX, new businesses that were added in FY 2015. (4) Average worst case stress. (5) Based on daily Fixed Income revenues. 69

Endnotes These notes refer to page 48 Note: As presented in Jefferies Group LLC public filings. (1) Average Cash Capital Plus Liquidity Buffer. (2) Average Headcount. (3) Average worst case stress. (4) Based on daily Fixed Income revenues. These notes refer to page 49 Note: Rankings, Market Share, and Market Penetration sourced from Greenwich Survey, where U.S. reflects data as of Q3 2020 and E.U. reflects 2019 results unless otherwise noted. Market Share represents % of trading volumes done with dealer. These notes refer to page 52 (1) Aggregate NAV and NAV-equivalent Assets Under Management for all strategies as of 8/31/20. These notes refer to page 53 (1) Represents Net Asset Value or Net Asset Value Equivalent as of 8/31/20. (2) Represents revenue share agreement. (3) Equity investment made 10/7/19. Not wholly-owned by Jefferies Financial Group. (4) Not wholly-owned by Jefferies Financial Group. (5) Jefferies Finance (JFIN) is a 50/50 joint venture between Jefferies and Mass Mutual Life Insurance Company. Our share of net earnings from JFIN are included in Investment Banking net revenues. (6) No third party NAV Equivalent AUM as of 8/31/20. 70Endnotes These notes refer to page 48 Note: As presented in Jefferies Group LLC public filings. (1) Average Cash Capital Plus Liquidity Buffer. (2) Average Headcount. (3) Average worst case stress. (4) Based on daily Fixed Income revenues. These notes refer to page 49 Note: Rankings, Market Share, and Market Penetration sourced from Greenwich Survey, where U.S. reflects data as of Q3 2020 and E.U. reflects 2019 results unless otherwise noted. Market Share represents % of trading volumes done with dealer. These notes refer to page 52 (1) Aggregate NAV and NAV-equivalent Assets Under Management for all strategies as of 8/31/20. These notes refer to page 53 (1) Represents Net Asset Value or Net Asset Value Equivalent as of 8/31/20. (2) Represents revenue share agreement. (3) Equity investment made 10/7/19. Not wholly-owned by Jefferies Financial Group. (4) Not wholly-owned by Jefferies Financial Group. (5) Jefferies Finance (JFIN) is a 50/50 joint venture between Jefferies and Mass Mutual Life Insurance Company. Our share of net earnings from JFIN are included in Investment Banking net revenues. (6) No third party NAV Equivalent AUM as of 8/31/20. 70

Endnotes These notes refer to page 60 (1) Adjusted EBITDA reflects the adoption of IFRS 16 and is not directly comparable to periods before 2019. Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 80 for reconciliation to GAAP amount. (2) LTM period per management accounts. All historical figures per company audits. (3) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. These notes refer to page 61 (1) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. (2) 2019 represents revenue for the 11 month period of January 1 - November 30, 2019. These notes refer to page 62 (1) Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 81 for reconciliation to GAAP amount. (2) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. These notes refer to page 63 (1) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. (2) Fiscal year ended December 31. (3) Eleven months ended November 30. (4) Fiscal year ended November 30. (5) EBITDA is a non-GAAP financial measure. See Appendix on page 82 for reconciliation to GAAP amount. 71Endnotes These notes refer to page 60 (1) Adjusted EBITDA reflects the adoption of IFRS 16 and is not directly comparable to periods before 2019. Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 80 for reconciliation to GAAP amount. (2) LTM period per management accounts. All historical figures per company audits. (3) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. These notes refer to page 61 (1) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. (2) 2019 represents revenue for the 11 month period of January 1 - November 30, 2019. These notes refer to page 62 (1) Adjusted EBITDA is a non-GAAP financial measure. See Appendix on page 81 for reconciliation to GAAP amount. (2) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. These notes refer to page 63 (1) Fair market value is a non-GAAP financial measure. See Appendix on page 83 for reconciliation to GAAP amount. (2) Fiscal year ended December 31. (3) Eleven months ended November 30. (4) Fiscal year ended November 30. (5) EBITDA is a non-GAAP financial measure. See Appendix on page 82 for reconciliation to GAAP amount. 71

Reconciliation to Remove the Impact of the Bache Business from Jefferies Group Historical Firmwide Results

($ Millions)

	Fiscal Year Ended				
	11/30/11	11/30/12	11/30/13[4]	11/30/14	11/30/15
Net Revenues (GAAP)[1]	$2,573	$3,019	$2,959	$2,990	$2,475
Adjustments to Remove Bache[2]	(170)	(249)	(215)	(203)	(80)
Adjusted Net Revenues (non-GAAP)[1]	$2,403	$2,770	$2,744	$2,787	$2,395
Net Earnings (GAAP)[3]	$285	$282	$251	$158	$94
Adjustments to Remove Bache	(71)	3	30	99	89
Adjusted Net Earnings (non-GAAP)[3]	$214	$285	$281	$257	$183

Note: The above tables reconcile certain Jefferies Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Group believes that the disclosed Adjusted non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

(1) For the Years Ended 2012 and 2011, "Net Revenues" are defined as "Net Revenues, less interest on mandatorily redeemable preferred interests of consolidated subsidiaries."

(2) Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures.

(3) For the Years Ended 2015 and 2014, "Net Earnings" are defined as "Net earnings attributable to Jefferies Group." For the Years Ended 2012 and 2011, "Net Earnings" are defined as "Net earnings attributable to common shareholders."

(4) Jefferies Group's results in 2013 for the Successor period includes the results of operations for the first quarter ending 2/28/13, which are part of the Predecessor period. The Predecessor and Successor periods are separated by a vertical line to highlight the fact that the financial information for such periods have been prepared under two different cost bases of accounting.

72

Jefferies

Jefferies Group – Reconciliation of Return on Tangible Equity (a non-GAAP measure)

($ Millions)

	11/30/19	2/29/20	5/31/20
Jefferies Group Member's Equity (GAAP)	$6,125	$6,313	$6,412
Goodwill and Identifiable Intangible Assets	(1,814)	(1,810)	(1,800)
Tangible Jefferies Group Member's Equity (non-GAAP)	$4,311	$4,503	$4,612

	Quarter Ended			Nine Mos. Ended
	2/29/20	5/31/20	8/31/20	8/31/20
Net Earnings Attributable to Jefferies Group	$173	$131	$268	$572
Annualized Net Earnings Attributable to Jefferies Group	$694	$523	$1,072	$763
Return on Tangible Equity[(1)]	16.1%	11.6%	23.2%	17.7%

Note: The above tables reconcile certain Jefferies Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Group believes that the disclosed Adjusted non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

(1) Return on Tangible Equity (a non-GAAP measure) equals our annualized net earnings attributable to Jefferies Group divided by beginning of period tangible Jefferies Group member's equity (a non-GAAP measure). Tangible Jefferies Group member's equity (a non-GAAP measure) represents total Jefferies Group member's equity less goodwill and identifiable intangible assets.

73

Jefferies

Reconciliation to Remove the Impact of the Bache Business from Jefferies Group Historical Fixed Income and Capital Markets Results

($ Millions)

	Fiscal Year Ended
	11/30/15
Jefferies Fixed Income Net Revenues (GAAP)	$271
Adjustments to Remove Bache[1]	(80)
Adjusted Jefferies Fixed Income Net Revenues (non-GAAP)	$191

	Fiscal Year Ended
	11/30/15
Jefferies Capital Markets Net Revenues (GAAP)	$1,028
Adjustments to Remove Bache[1]	(80)
Adjusted Jefferies Capital Markets Net Revenues (non-GAAP)	$948

	Twelve Months Ended		% Change
	2/29/16	8/31/20	LTM 8/31/20 vs. LTM 2/29/16
Jefferies Fixed Income Net Revenues (GAAP)	$201	$1,241	517%
Adjustments to Remove Bache[1]	(32)	-	
Adjusted Jefferies Fixed Income Net Revenues (non-GAAP)	$169	$1,241	636%

Note: The above tables reconcile certain Jefferies Group non-GAAP financial information to their respective U.S. GAAP measures. Jefferies Group believes that the disclosed Adjusted non-GAAP measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate Jefferies Group results through the eyes of management. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

(1) Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented periods have been classified as a reduction of revenues.

74

Jefferies

Reconciliation of Jefferies Financial Group Shareholders' Equity to Tangible Book Value by Component (a non-GAAP measure)

($ Millions)

	3/31/18	8/31/20
Investment Banking, Capital Markets, & Asset Management Shareholders' Equity (GAAP)	$5,555	$6,857
Less: Intangible assets, net and goodwill	(1,898)	(1,865)
Investment Banking, Capital Markets, & Asset Management Tangible Book Value (non-GAAP)	$3,656	$4,993
Merchant Banking Shareholders' Equity (GAAP)	$4,524	$1,969
Less: Intangible assets, net and goodwill	(553)	(50)
Merchant Banking Tangible Book Value (non-GAAP)	$3,972	$1,919
Cash and Other Shareholders' Equity (GAAP)	$180	$ 585
Less: Intangible assets, net and goodwill	-	-
Cash and Other Tangible Book Value (non-GAAP)	$180	$585

	3/31/18	8/31/20
Jefferies Financial Group Total Shareholders' Equity (GAAP)	$10,259	$9,411
Less: Intangible assets, net and goodwill	(2,451)	(1,915)
Jefferies Financial Group Total Tangible Book Value (non-GAAP)	$7,808	$7,496

Note: Tangible book value is a non-GAAP financial measure that begins with information prepared in accordance with U.S. GAAP and is then adjusted to remove intangible assets, net and goodwill. Tangible book value is a common metric used by many investors to evaluate performance from period to period.

75

Jefferies

Reconciliation of Jefferies Financial Group Income to Adjusted Income (a non-GAAP measure)

($ Millions)

	Fiscal Year Ended 11/30/19		
	Jefferies Financial Group Income (GAAP)	Accumulated other comprehensive income tax benefit[1]	Jefferies Financial Group Adjusted Income (non-GAAP)
Income Before Income Taxes	$479	$ -	$479
Income Tax Provision (Benefit)	(484)	(545)	61
Net Income	963	(545)	418
Noncontrolling Interest and Preferred Stock Dividends	(3)	-	(3)
Net Income Attributable to Jefferies Financial Group Inc. Common Shareholders	$960	$(545)	$415

	Nine Months Ended 8/31/19		
	Jefferies Financial Group Income (GAAP)	Accumulated other comprehensive income tax benefit[1]	Jefferies Financial Group Adjusted Income (non-GAAP)
Income Before Income Taxes	$246	$ -	$246
Income Tax Provision (Benefit)	(523)	(545)	22
Net Income	769	(545)	224
Noncontrolling Interest and Preferred Stock Dividends	(5)	-	(5)
Net Income Attributable to Jefferies Financial Group Inc. Common Shareholders	$ 764	$(545)	$219

Note: The tables above reconcile Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

(1) During the second quarter of 2019, in connection with the closing of our corporate available for sale portfolio, we realized a non-cash tax benefit of $545 million. This tax benefit was generated primarily through activity during 2008 to 2010 and since then has remained an unrealized balance within equity until the liquidation of the portfolio. This realization did not impact total equity, as the increase in retained earnings was offset by a corresponding decrease in accumulated other comprehensive income.

76

Jefferies

Reconciliation of Jefferies Financial Group Fully Diluted Shares Outstanding (a non-GAAP measure)

(In Millions)

	3/31/18	6/30/18	9/30/18	11/30/18	2/28/19	5/31/19	8/31/19	11/30/19	2/29/20	5/31/20	8/31/20
Jefferies Financial Group Common Shares Outstanding (GAAP)	357	333	331	308	298	291	300	292	277	267	259
Restricted stock units ("RSUs")	20	20	20	20	20	21	21	22	22	22	23
Other	1	1	1	1	1	1	1	1	1	1	1
Jefferies Financial Group Fully Diluted Shares Outstanding (non-GAAP)[(1)]	378	354	352	328	319	312	321	315	300	291	283

Note: The table above reconciles Jefferies Financial Group non-GAAP measures to their respective U.S. GAAP measures. Management believes such non-GAAP measures are useful to investors as they allow them to view our results through the eyes of management, while facilitating a comparison across historical periods. These measures should not be considered a substitute for, or superior to, measures prepared in accordance with U.S. GAAP.

(1) Fully diluted shares outstanding exclude preferred shares as they are antidilutive. Fully diluted shares outstanding include vested RSUs as well as the target number of RSUs issuable under the senior executive compensation plans.

77

Jefferies

Reconciliation of Merchant Banking Shareholders' Equity to Merchant Banking Tangible Book Value (a non-GAAP measure)

($ Millions)

	12/31/16	12/31/17	11/30/18	11/30/19	8/31/20
Merchant Banking Shareholders' Equity (GAAP)	$4,498	$4,387	$3,307	$2,144	$1,969
Less: Intangible assets, net and goodwill	(610)	(564)	(9)	(53)	(50)
Merchant Banking Tangible Book Value (non-GAAP)	$3,888	$3,823	$3,297	$2,092	$1,919

Note: Tangible book value is a non-GAAP financial measure that begins with information prepared in accordance with U.S. GAAP and is then adjusted to remove intangible assets, net and goodwill. Tangible book value is a common metric used by many investors to evaluate performance from period to period.

78

Jefferies

Reconciliation of Jefferies Financial Group Shareholders' Equity to Tangible Book Value (a non-GAAP measure)

($ Millions)

	12/31/16	12/31/17	11/30/18	11/30/19	8/31/20
Jefferies Financial Group Shareholders' Equity (GAAP)	$10,128	$10,106	$10,061	$ 9,580	$9,411
Less: Intangible assets, net and goodwill	(2,514)	(2,463)	(1,890)	(1,923)	(1,915)
Jefferies Financial Group Tangible Book Value (non-GAAP)	$7,614	$7,643	$8,171	$7,657	$7,496

Note: Tangible book value is a non-GAAP financial measure that begins with information prepared in accordance with U.S. GAAP and is then adjusted to remove intangible assets, net and goodwill. Tangible book value is a common metric used by many investors to evaluate performance from period to period.

79

Jefferies

Linkem – Reconciliation of Pre-tax Loss to Adjusted EBITDA (a non-GAAP measure) (€ Millions) 12 Months Ended 6/30/20 Pre-tax Loss (GAAP) €(79) Interest expense 30 Depreciation & Amortization 90 (1) Other 19 Adjusted EBITDA (non-GAAP) €59 Note: Linkem is not consolidated by Jefferies Financial Group and is accounted for under the equity method. The above reconciliation is pro vided for convenience only. Linkem Adjusted EBITDA represents pre-tax loss exclusive of interest expense, depreciation and amortization expenses and other adjustments, which is a common metric used by many investors in its industry to evaluate operating performance from period to period. (1) Other includes primarily asset impairment costs and provision for doubtful accounts. 80Linkem – Reconciliation of Pre-tax Loss to Adjusted EBITDA (a non-GAAP measure) (€ Millions) 12 Months Ended 6/30/20 Pre-tax Loss (GAAP) €(79) Interest expense 30 Depreciation & Amortization 90 (1) Other 19 Adjusted EBITDA (non-GAAP) €59 Note: Linkem is not consolidated by Jefferies Financial Group and is accounted for under the equity method. The above reconciliation is pro vided for convenience only. Linkem Adjusted EBITDA represents pre-tax loss exclusive of interest expense, depreciation and amortization expenses and other adjustments, which is a common metric used by many investors in its industry to evaluate operating performance from period to period. (1) Other includes primarily asset impairment costs and provision for doubtful accounts. 80

Vitesse – Reconciliation of Pre-Tax Loss to Adjusted EBITDA (a non-GAAP measure) ($ Millions) Quarter Ended 8/31/20 Pre-Tax Loss (GAAP) $(22) Depletion, depreciation, amortization and accretion 12 Interest Expense/(Income), net 1 Unrealized losses on commodity derivative instruments 30 Other 1 Adjusted EBITDA (non-GAAP) $21 Note: Vitesse Adjusted EBITDA represents pre-tax loss exclusive of depletion, depreciation, amortization and accretion expenses,interest expense, unrealized losses on commodity derivative instruments and other nonr-ecurring expenses, which is a common metric used by many investors in its industry to evaluate operating performance from period to period. 81Vitesse – Reconciliation of Pre-Tax Loss to Adjusted EBITDA (a non-GAAP measure) ($ Millions) Quarter Ended 8/31/20 Pre-Tax Loss (GAAP) $(22) Depletion, depreciation, amortization and accretion 12 Interest Expense/(Income), net 1 Unrealized losses on commodity derivative instruments 30 Other 1 Adjusted EBITDA (non-GAAP) $21 Note: Vitesse Adjusted EBITDA represents pre-tax loss exclusive of depletion, depreciation, amortization and accretion expenses,interest expense, unrealized losses on commodity derivative instruments and other nonr-ecurring expenses, which is a common metric used by many investors in its industry to evaluate operating performance from period to period. 81

Idaho Timber – Reconciliation of Pre-Tax Income to EBITDA (a non-GAAP measure)

($ Millions)

	Fiscal Year Ended			11 Months Ended	Fiscal Year Ended	Nine Months Ended	Nine Months Ended
	12/31/15	12/31/16	12/31/17	11/30/18	11/30/19	8/31/19	8/31/20
Pre-Tax Income (GAAP)	$16.1	$20.3	$28.9	$35.7	$18.0	$13.3	$42.6
Depreciation & Amortization	3.9	2.8	3.4	3.4	4.4	3.2	3.2
Interest income	(0.0)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.0)
EBITDA (non-GAAP)	$19.9	$23.0	$32.2	$39.0	$22.2	$16.4	$ 45.8

Note: Idaho Timber EBITDA represents pre-tax income exclusive of depreciation and amortization expenses and interest income, which is a common metric used by many investors in its industry to evaluate operating performance from period to period.

82

Jefferies

Reconciliation of Merchant Banking Book Value to Fair Market Value (a non-GAAP measure)

($ Millions)

	Book Value 5/31/20 (GAAP)	Fair Value Adjustments	Fair Market Value 5/31/20 (non-GAAP)	3rd Quarter 2020 Public Company Investments Fair Value Adjustment	Adjusted Fair Market Value 5/31/20 (non-GAAP)
Linkem	$214	$416	$630	$ -	$630
HomeFed	454	(4)	450	-	450
Other Real Estate Assets	87	20	107	-	107
Vitesse Energy Finance	560	(38)	522	-	522
JETX	16	9	25	-	25
Idaho Timber	85	70	155	-	155
FXCM	130	14	144	-	144
Investments in Public Companies	127	-	127	51	178
Other	266	57	323	-	323
Total Merchant Banking	$1,939	$544	$2,483	$51	$2,534

Note: Fair market value and adjusted fair market value are non-GAAP financial measures that begin with information prepared in accordance with U.S. GAAP and then are adjusted to include fair value adjustments. Management believes that the estimated fair value amounts are common metrics used by many investors in its industry to evaluate performance from period to period.

83

Jefferies